Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION	ENTERED
12/21/2020

x
In re:	:	Chapter 11
:
PACIFIC DRILLING S.A., et al.,[1]	:	Case No. 20-35212 (DRJ)
:
	:	(Jointly Administered)
Debtors.	:
x

FINDINGS OF FACT,

CONCLUSIONS OF LAW AND ORDER APPROVING DEBTORS’

DISCLOSURE STATEMENT AND CONFIRMING THE MODIFIED FIRST AMENDED

JOINT PLAN OF REORGANIZATION OF PACIFIC DRILLING S.A. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

WHEREAS, on October 30, 2020 (the “Petition Date”), each of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) in this United States Bankruptcy Court for the Southern District of Texas (the “Court”);

WHEREAS, on the Petition Date, the Debtors Filed the Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 14-2] and the Disclosure Statement for the Joint Plan of Reorganization of Pacific

1The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s U.S. federal tax identification number, to the extent applicable, are: Pacific Drilling S.A. (5724), Pacific Bora Ltd. (9815), Pacific Drilling Operations Limited (9103), Pacific Drilling Operations, Inc. (4446), Pacific Drilling, Inc. (1524), Pacific Drilling, LLC (7655), Pacific Scirocco Ltd. (0073), Pacific Sharav S.À R.L. (2431), Pacific Drilling Holding (Gibraltar) Limited (3754), Pacific Drilling Company Limited (4275), Pacific Sharav Korlátolt Felelősségű Társaság (4898), Pacific Drillship Nigeria Limited (0281), Pacific Drilling Finance S.À R.L., Pacific Drilling Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship S.À R.L., Pacific Mistral Ltd., and Pacific Santa Ana Limited.

Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 14-1];

WHEREAS, after holding a hearing on November 2, 2020, the Court entered the Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Fixing Deadline to Object to Disclosure Statement and Plan; (III) Approving (A) Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline, and (C) Notice of Non-Voting Status; (IV) Approving Procedures for Assumption of Contracts and Leases and Form and Manner of Cure Notice; (V) Conditionally Approving Disclosure Statement; and (VI) Granting Related Relief, dated November 4, 2020 [Docket No. 120] (the “Solicitation Procedures Order”) which, among other things, (a) scheduled a combined hearing (the “Combined Hearing”) to be held on December 21, 2020 at 10:30 a.m. (prevailing Central Time) to (i) approve the adequacy of the Disclosure Statement (as defined below) and (ii) consider Confirmation of the Plan (as defined below), (b) established December 14, 2020, at 4:00 p.m. (prevailing Central Time), as the deadline to File with the Court objections to the adequacy of the Disclosure Statement or Confirmation of the Plan (the “Objection Deadline”), (c) approved the solicitation procedures proposed by the Debtors with respect to the Plan, including the forms of Ballots and Cover Letters (each as defined in the Solicitation Procedures Order), (d) approved the form and manner of the Notice of Non-Voting Status (as defined in the Solicitation Procedures Order), (e) approved the form and manner of the combined notice of the commencement of the Chapter 11 Cases, the Combined Hearing and the Objection Deadline (the “Combined Notice”), (f) approved the Assumption Procedures and the form and manner of the Cure Notice (each as defined in the Solicitation Procedures Order), and (g) conditionally approved the Disclosure Statement;

WHEREAS, on November 5, 2020, the Debtors Filed with the Court the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 110-1, Ex. A] and the Disclosure Statement for the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 110-1] (as may be amended, supplemented, or otherwise modified from time to time, in accordance with the terms thereof and the Restructuring Support Agreement, the “Disclosure Statement”);

WHEREAS, on November 11, 2020, the Debtors commenced solicitation of votes to accept or reject the Plan from Holders of Class 3 First Lien Notes Claims and Holders of Class 4 Second Lien Notes Claims and designated December 14, 2020 at 5:00 p.m. (prevailing Central Time) as the deadline for such Holders to submit such votes on the Plan (the “Voting Deadline”);

WHEREAS, as attested to by Craig Johnson in the Affidavit of Service of Solicitation Materials, dated November 23, 2020 [Docket No. 157] (the “Johnson Affidavit of Service”), on November 11, 2020, Prime Clerk LLC, the Debtors’ Solicitation Agent (the “Solicitation Agent”) transmitted (a) the Disclosure Statement, the Plan, the Combined Hearing Notice, the Class 3 Cover Letter, the Class 3 Master Ballot, and the Class 3 Beneficial Ballot (each as defined in the Johnson Affidavit of Service) to Holders of Class 3 First Lien Notes Claims; and (b) the Disclosure Statement, the Plan, the Combined Hearing Notice, the Cover Letter, the Class 4 Master Ballot, and the Class 4 Beneficial Ballot (each as defined in the Johnson Affidavit of Service) to Holders of Class 4 Second Lien Notes Claims;

WHEREAS, on November 17, 2020, the Debtors published the Combined Notice in the national edition of USA Today and the Houston Chronicle, as attested to in the Affidavit of Publication, dated November 20, 2020 [Docket No. 175] (the “Affidavit of Publication”);

WHEREAS, as attested to in the affidavit of service Filed with the Court on November 30, 2020 [Docket No. 183] (the “Cure Notice Affidavit of Service,” and together with the Johnson Affidavit of Service, the “Affidavits of Service”), the Solicitation Agent served the Cure Notice on the Contract Parties (as defined in the Solicitation Procedures Order) set forth in the Cure Notice Affidavit of Service;

WHEREAS, on December 4, 2020, the Debtors Filed with the Court their Notice of Filing of Plan Supplement for the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, together with certain schedules and exhibits to the Plan [Docket No. 202] (the “Initial Plan Supplement”);

WHEREAS, on December 16, 2020, the Solicitation Agent Filed with the Court the Declaration of Craig E. Johnson of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 221] (the “Voting Report”) attesting to the results of the tabulation of all Ballots received by the Solicitation Agent on or before the Voting Deadline from Holders of Class 3 First Lien Notes Claims and Holders of Class 4 Second Lien Notes Claims;

WHEREAS, on December 18, 2020, the Debtors Filed with the Court the (a) Debtors’ (A) Memorandum of Law in Support of (I) Final Approval of the Disclosure Statement and (II) Confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and (B) Reply to Objection to Confirmation and Joinder Thereto [Docket No. 240] (the “Confirmation Memorandum”), (b) the Declaration of James W. Harris in Support of Confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11

of the Bankruptcy Code [Docket No. 241] (the “Harris Declaration”), (c) the Declaration of Eric Mendelsohn in Support of Confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 233] (the “Mendelsohn Declaration”), (d) the Declaration of Marc J. Brown in Support of Confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 230] (the “Brown Declaration”), and (e) the Declaration of Carrianne Basler in Support of Confirmation of the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 227] (the “Basler Declaration” and, together with the Harris Declaration, the Mendelsohn Declaration, and the Brown Declaration, the “Confirmation Declarations”);

WHEREAS, on December 20, 2020, the Debtors Filed with the Court the Modified First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 250] (as may be amended, supplemented, or otherwise modified from time to time, in accordance with the terms thereof and the Restructuring Support Agreement, the “Plan”) 2 and Notice of Filing of Second Plan Supplement for the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, together with certain schedules and exhibits to the Plan [Docket No. 249] (together with the Initial Plan Supplement, and as may be further amended,

2All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan, a copy of which is attached hereto as Exhibit 1, or the Restructuring Transaction Steps, a copy of which is attached hereto as Exhibit 2.

supplemented, or otherwise modified from time to time, in accordance with the terms of the Plan and the Restructuring Support Agreement,  the “Plan Supplement”);

WHEREAS, the Combined Hearing to consider the adequacy of the Disclosure Statement and Confirmation of the Plan was commenced before this Court on December 21, 2020 at 10:30 a.m.;

NOW, THEREFORE, after due and sufficient notice was given to Holders of Claims against the Debtors and other parties in interest in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the Southern District of Texas (the “Local Rules”), in each case as established by the Affidavits of Service and the Affidavit of Publication Filed with the Court prior to the Combined Hearing; and upon all of the proceedings held before this Court and after full consideration of: (a) each of the objections to the Confirmation of the Plan Filed with the Court (the “Objections”); (b) the Plan (including the Plan Supplement); (c) the Disclosure Statement; (d) the Confirmation Memorandum; (e)  the Voting Report; (f) the testimony proffered or presented at the Combined Hearing; (g) the Confirmation Declarations; (h) the Affidavits of Service and the Affidavit of Publication; and (i) all other evidence proffered or adduced at, memoranda Filed with the Court in connection with and arguments of counsel made at, the Combined Hearing; and after due deliberation thereon; and good cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:

A.Findings of Fact; Conclusions of Law.  The determinations, findings, judgments, decrees, orders and conclusions set forth in this order (this “Combined Order”) and in the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable to this proceeding pursuant to Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute a conclusion of law, it is adopted as such.  To the extent any of the following conclusions of law constitute a finding of fact, it is adopted as such.

B.Eligibility for Relief; Proper Plan Proponents.  The Debtors were and are eligible for relief under Section 109 of the Bankruptcy Code and the Debtors were and are proper Plan proponents under Section 1121(a) of the Bankruptcy Code.

C.Chapter 11 Cases.  On the Petition Date, the Debtors commenced the Chapter 11 Cases.  By order of this Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 33].  Since the Petition Date, the Debtors have operated their businesses and managed their properties as Debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.  No official statutory committee, trustee or examiner has been appointed in the Chapter 11 Cases.

D.Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).  This Court has jurisdiction over this matter and the Chapter 11 Cases pursuant to 28 U.S.C. § 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409 and continues to be proper during the Chapter 11 Cases.  Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings under 28 U.S.C. § 157(b)(2).  This Court has exclusive jurisdiction to enter a Final Order determining that the Disclosure Statement and the Plan comply with all of the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively.

E.Judicial Notice.  The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of the Court, including, without limitation, all pleadings and other documents Filed with the Court and orders entered thereon.  The Court also takes judicial notice of all hearing transcripts, evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F.Adequacy of Disclosure Statement.  The Disclosure Statement (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy rules, laws, and regulations, including the Securities Act, (ii) contains “adequate information” (as such term is defined in Section 1125(a) of the Bankruptcy Code and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Chapter 11 Cases, the Plan, and the transactions contemplated therein, and (iii) is hereby approved in all respects.

G.Voting Report.  Before the Combined Hearing, the Debtors Filed with the Court the Voting Report.  All procedures used to tabulate the Ballots were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, and all other applicable rules, laws, and regulations.  As evidenced by the Voting Report:

i.

Class 3 (First Lien Notes Claims) voted as follows: 138 Claims in the aggregate amount of $644,677,054.81 voted to accept the Plan, and 3 Claims in the aggregate amount of $133,945.19 voted to reject the Plan.  Accordingly, 97.87% of the voting Class 3 creditors voted to accept the Plan, and those creditors in the aggregate held 99.98% of the total dollar amount of the Claims held by such voting Class 3 creditors. Therefore, Class 3 has met the requisite thresholds contained in, and accepted, the Plan pursuant to Section 1126(c) of the Bankruptcy Code.

ii.	Class 4 (Second Lien Notes Claims) voted as follows: 82 Claims in the aggregate amount of $219,560,031.00 voted to accept the Plan, and 0

Claims in the aggregate amount of $0 voted to reject the Plan.  Accordingly, 100% of the voting Class 4 creditors voted to accept the Plan, and those creditors, in the aggregate, held 100% of the total dollar amount of the Claims held by such voting Class 4 creditors.  Therefore, Class 4 has met the requisite thresholds contained in, and accepted, the Plan pursuant to Section 1126(c) of the Bankruptcy Code.

H.Adequate Assurance.  The Debtors have cured, or provided adequate assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each of the contracts and leases that are being assumed by the Debtors pursuant to the Plan.  The Debtors also have provided adequate assurance of the Reorganized Debtors’ future performance under such contracts and leases.

I.Valuation.  The Debtors’ Valuation Analysis included as Exhibit D to the Disclosure Statement and the estimated enterprise value, as described therein, is reasonable, proposed in good faith, and supported by the Confirmation Declarations and the evidence presented at or prior to the Combined Hearing.  All parties in interest have been given the opportunity to challenge the Valuation Analysis.  The Valuation Analysis (i) is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered, and (ii) uses reasonable and appropriate methodologies and assumptions.

J.Notice of Combined Hearing.  As evidenced by the Affidavits of Services, the Debtors have given proper and sufficient notice of the Combined Hearing as required by Bankruptcy Rule 3017(d).  Due, timely, adequate, and sufficient notice of the Combined Hearing, the Disclosure Statement, the Plan, the Plan Supplement, the opportunity of the applicable parties to opt out of the Third-Party Release, and other dates and deadlines described in the Solicitation Procedures Order, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan, has been given to all applicable Holders of

Claims and Interests substantially in accordance with the procedures set forth in the Solicitation Procedures Order and in substantial compliance with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.  Such transmittal and service were adequate and sufficient under the circumstances, and no other or further notice is or shall be required.  All parties in interest had the opportunity to appear and be heard at the Combined Hearing, and no other or further notice is required.  The Debtors published the Combined Notice in the  national edition of USA Today and the Houston Chronicle, in substantial compliance with the Solicitation Procedures Order and Bankruptcy Rule 2002(l), as evidenced by the Affidavit of Publication.

K.Solicitation.  As described in the Voting Report, the solicitation of votes on the Plan complies with the Solicitation Procedures (as defined in the Solicitation Procedures Order), was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable bankruptcy and non-bankruptcy rules, laws, and regulations.

L.Burden of Proof.  The Debtors, as the proponents of the Plan, have met their burden of proving the satisfaction of the elements of Section 1129(a) of the Bankruptcy Code by a preponderance of the evidence.  Further, each witness who testified or proffered testimony on behalf of the Debtors at or in connection with the Combined Hearing was credible, reliable and qualified to testify as to the topics addressed in his or her testimony or declaration.

M.Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(1) of the Bankruptcy Code, including, without limitation, Sections 1122 and 1123 of the Bankruptcy Code and Bankruptcy Rule 3016.

i.

Proper Classification (11 U.S.C. §§ 1122 & 1123(a)(1)).  In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates nine Classes of Claims and Interests, based on the differences in the legal nature or priority of such Claims and Interests.  The Claims and Interests placed in each Class are substantially similar to the other Claims or Interests, as the case may be, in each such Class.  Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes are proper and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests.  Thus, the Plan satisfies Sections 1122 and 1123(a)(1) of the Bankruptcy Code.

ii.

Specify Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  The Plan specifies that Other Secured Claims (Class 1), Other Priority Claims (Class 2), and Intercompany Interests (Class 8) are Unimpaired under the Plan, thereby satisfying Section 1123(a)(2) of the Bankruptcy Code.

iii.

Specify Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  The Plan designates First Lien Notes Claims (Class 3), Second Lien Notes Claims (Class 4), General Unsecured Claims (Class 5), Section 510(b) Claims (Class 6),  Intercompany Claims (Class 7), and Existing Lux Beneficial Interests (Class 9) as Impaired and specifies the treatment of the Claims and the Interests in those Classes, thereby satisfying Section 1123(a)(3) of the Bankruptcy Code.

iv.

No Discrimination Within Classes (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has, to the extent applicable, agreed to a less favorable treatment of such Claim or Interest, thereby satisfying Section 1123(a)(4) of the Bankruptcy Code.

v.

Implementation of Plan (11 U.S.C. § 1123(a)(5)).  The Plan, together with and including the various documents and agreements set forth in the Plan Supplement, provide adequate and proper means for implementation of the Plan, thereby satisfying Section 1123(a)(5) of the Bankruptcy Code, including without limitation, regarding (a) the general settlement of Claims and Interests; (b) authorization for the Debtors and the Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions; (c) the Definitive Documents necessary to implement or to be entered into in connection with the Plan; (d) the adoption, authorization, and execution of the New Organizational Documents; (e) the funding and sources of consideration for Plan distributions; (f) the reservation of the New PDC Equity for future distribution; (g) the vesting of assets in the Reorganized Debtors; (h) except as otherwise provided in the Plan and this Combined Order, the cancellation of existing Securities and agreements; (i) the authorization, approval, and execution of the Exit Facility, the New PDC Equity, and the New 2L Warrants, and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (j)

the authorization, approval, and execution of corporate actions under the Plan pursuant to the Restructuring Support Agreement, the Plan, and this Combined Order; (k) the creation of the Professional Fee Escrow Account; (l) the appointment of the initial directors of the board of directors or other governing body of Reorganized PDC (the “New Board”); (m) the granting of Liens and security interests to secure the Exit Facility; and (n) the effectuation and implementation of documents and transactions necessary to effect the Restructuring Transactions.

vi.

Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).  The Plan provides that the New Organizational Documents shall prohibit the issuance of non-voting equity Securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code, thereby satisfying Section 1123(a)(6) of the Bankruptcy Code.

vii.

Selection of Directors and Officers (11 U.S.C. §§ 1123(a)(7) and 1129(a)(5)).  The initial directors of the New Board were identified by the Debtors in the Plan Supplement, and shall be deemed appointed on the Effective Date in accordance with the Plan and the New Operating Agreement (which shall take the form of a new limited liability company agreement of Reorganized PDC).  In addition, the Debtors disclosed, prior to the Combined Hearing, the identity and affiliations of those Persons proposed to serve on the initial board of directors or as an officer of Reorganized PDC, and—to the extent such Person is an insider other than by virtue of being a director, manager or an officer—the nature of any compensation for such Person.  The directors, managers, and officers of the Reorganized Debtors were selected in a manner consistent with the interests of creditors and with public policy, thereby satisfying Section 1123(a)(7) of the Bankruptcy Code.

viii.

Additional Plan Provisions (11 U.S.C. § 1123(b)).  The Plan contains certain provisions that may be construed as permissive, but are not required for Confirmation under the Bankruptcy Code.  These provisions comply with Section 1123(b) of the Bankruptcy Code, are appropriate, in the best interests of the Debtors and their Estates and are not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (a) the assumption or rejection of executory contracts and unexpired leases, (b) the Reorganized Debtors’ retention of certain retained Causes of Action that the Debtors had or had power to assert immediately prior to the Effective Date, whether directly or derivatively, and (c) releases and exculpation of the Released Parties and the Exculpated Parties, as applicable.  In accordance with Section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan.  In addition, the compromises and settlements embodied in the Plan and the negotiated support in the Restructuring Support Agreement preserve value by enabling the Debtors to avoid extended, value-

eroding litigation that could delay the Debtors’ emergence from Chapter 11 and the parties to the Restructuring Support Agreement have provided value to the Debtors and their Estates, and the compromises and settlements in the Plan are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates.

ix.

Identification of Plan and Filing of Disclosure Statement (Bankruptcy Rule 3016(a) and (b)).  The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Clerk of this Court satisfied Bankruptcy Rule 3016(b).

N.The Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(2) of the Bankruptcy Code.  Specifically:

i.	The Debtors are proper debtors under Section 109 of the Bankruptcy Code and proper proponents of the Plan under Section 1121(a) of the Bankruptcy Code.
ii.

The Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, Sections 1125 and 1126, except as otherwise provided or permitted by orders of this Court.

iii.

The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Procedures Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Plan.

O.Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself (including the Plan Supplement) and the formulation and Confirmation of the Plan.  The good faith of each of the Debtors, the Consenting Creditors, and the Backstop Parties—and each of their respective current and former affiliates and, with respect to each Entity and their current and former affiliates, their current and former directors, managers, officers, control Persons, equity holders (regardless of whether such Interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals (collectively, the “Related Persons”)—is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases.  The Debtors, the Consenting Creditors, and the Backstop Parties (and each of their respective Related Persons) have negotiated and formulated the Plan (and the Plan Supplement) at arm’s length and in good faith.  The Plan itself, and the process leading to its formulation, (i) provides independent evidence of the good faith of the Debtors, the Consenting Creditors, and the Backstop Parties (and each of their respective Related Persons) that negotiated the Plan, (ii) serves the public interest, and (iii) assures fair treatment of Holders of Claims and Interests.  Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were Filed with the Court, and the Plan was negotiated and proposed, with the legitimate and honest purpose of reorganizing the Debtors and maximizing the value of the Debtors’ Estates for the benefit of all stakeholders.

P.Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Any payment made or to be made by the Debtors or Reorganized Debtors, as applicable, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases requiring approval, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying Section 1129(a)(4) of the Bankruptcy Code.

Q.Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with Section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the Persons proposed to serve as the initial directors and officers of the Reorganized Debtors after the Effective Date of the Plan have been disclosed.  The appointment to, or continuance in, such offices of such Persons is consistent with the interests of Holders of Claims against and Interests in the Debtors and with public policy.  To the extent available, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been fully disclosed.

R.No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Debtors are not subject to any governmental regulatory commission with jurisdiction, after Confirmation of the Plan, over the rates of the Debtors.  Thus, Section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Cases.

S.Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code.  The Liquidation Analysis set forth in Exhibit C to the Disclosure Statement and other evidence proffered or adduced at the Combined Hearing, including (without limitation) the Brown Declaration, (i) is reasonable, persuasive, credible, and accurate as of the date such analysis or evidence was prepared, presented, or proffered, as applicable; (ii) utilizes reasonable and appropriate methodologies and assumptions; (iii) has not been controverted by other evidence; and (iv) establishes that each Holder of a Claim or Interest in an Impaired Class either (a) has accepted the Plan or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

T.Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  The Holders of Other Secured Claims (Class 1), Other Priority Claims (Class 2), and Intercompany Interests (Class 8) are Unimpaired and thus, under Section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan.  The Holders of First Lien Notes Claims (Class 3) and Second Lien Notes Claims (Class 4) have voted to accept the Plan in accordance with Section 1126 of the Bankruptcy Code.  The Holders of General Unsecured Claims (Class 5), Section 510(b) Claims (Class 6), Intercompany Claims (Class 7), and Existing Lux Beneficial Interests (Class 9) are Impaired and thus, under Section 1126(g) of the Bankruptcy Code, are deemed to have rejected the Plan.  Although Section 1129(a)(8) is not satisfied with respect to Class 5, Class 6, and Class 9, the Plan may nevertheless be confirmed because the Plan satisfies the requirements of Section 1129(b) of the Bankruptcy Code with respect to such rejecting Classes of Claims and Interests.

U.Treatment of Administrative Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Allowed Administrative Claims under Article 2.1 of the Plan and the treatment of Allowed Priority Tax Claims under Article 2.2 of the Plan satisfies the requirements of Sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, thereby satisfying Section 1129(a)(9) of the Bankruptcy Code.

V.Acceptance by At Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)).  First Lien Notes Claims (Class 3) and Second Lien Notes Claims (Class 4) are Impaired Classes of Claims that have voted to accept the Plan in accordance with Section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by “insiders,” thereby satisfying Section 1129(a)(10) of the Bankruptcy Code.

W.Feasibility (11 U.S.C. § 1129(a)(11)).  The evidence proffered or adduced at or prior to the Combined Hearing, including the Financial Projections set forth in Exhibit E to the

Disclosure Statement, the Confirmation Memorandum, the Confirmation Declarations, and the Voting Report, (i) is reasonable, persuasive, credible, and accurate as of the date such analysis or evidence was prepared, presented, or proffered, as applicable, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan is feasible, that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan with respect to operating their businesses in the ordinary course, and that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors, thereby satisfying the requirements of Section 1129(a)(11) of the Bankruptcy Code.

X.Payment of Fees (11 U.S.C. § 1129(a)(12)).  All fees payable under 28 U.S.C. § 1930 have been paid or will be paid pursuant to Article 2.3 of the Plan, thereby satisfying Section 1129(a)(12) of the Bankruptcy Code.

Y.No Retiree Benefits (11 U.S.C. § 1129(a)(13)).  The Debtors do not have obligations to pay retiree benefits and, therefore, Section 1129(a)(13) of the Bankruptcy Code, to the extent such Section is applicable to the Debtors, is satisfied.

Z.Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16)).  The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations, and thus Sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

AA.No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).  The Holders of General Unsecured Claims (Class 5), Section 510(b) Claims (Class 6), Intercompany Claims (Class 7), and Existing Lux Beneficial Interests (Class 9) are deemed to have rejected the Plan (the

“Rejecting Classes”).  The evidence proffered or adduced at the Combined Hearing (i) is reasonable, persuasive, and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Rejecting Classes, as required by Sections 1129(b)(1) and 1129(b)(2) of the Bankruptcy Code, because no Holder of any Interest that is junior to the Claims and Interests represented by the Rejecting Classes will receive or retain any property under the Plan on account of such junior Interest, and no Holder of a Claim in a Class senior to the Rejecting Classes is receiving more than 100% recovery on account of its Claim. Thus, the Plan may be confirmed notwithstanding the rejection of the Plan by the Rejecting Classes.

BB.Only One Plan (11 U.S.C. § 1129(c)).  Other than the Plan (including previous versions of the Plan), no other plan has been Filed with the Court in the Chapter 11 Cases, and the Plan thereby satisfies the requirements of Section 1129(c) of the Bankruptcy Code.

CC.Principal Purpose of Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e) and, therefore, Section 1129(d) of the Bankruptcy Code is satisfied.

DD.Small Business Case (11 U.S.C. § 1129(e)).  None of the Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, Section 1129(e) of the Bankruptcy Code is inapplicable.

EE.Good Faith (11 U.S.C. § 1125(e)).  The evidence proffered or adduced at the Combined Hearing (i) is reasonable, persuasive and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, (iv) establishes that the Debtors, the Reorganized Debtors, the Consenting Creditors, the Backstop

Parties, and each of their respective Related Persons have (a) acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, Sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable bankruptcy and non-bankruptcy rules, laws and regulations in connection with their activities related to support, negotiation and Consummation of the Plan, including the execution, delivery and performance of the Restructuring Support Agreement and the Backstop Commitment Agreement, the extension of financing under the Exit Facility, the issuance of the New PDC Equity and the New 2L Warrants and solicitation of acceptances of the Plan and (b) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation in the entry into the Exit Facility and the Backstop Commitment Agreement, and the offer and issuance of any Securities under the Plan, (v) establishes that all procedures used to distribute Ballots to the applicable Holders of Claims and to tabulate the Ballots were fair and reasonable and conducted in accordance with the Solicitation Procedures Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations, and (vi) establishes that the Debtors, the Reorganized Debtors, the Consenting Creditors, the Backstop Parties, and each of their respective Related Persons will, as applicable, continue to act in good faith if they consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby, and take all other actions authorized by this Combined Order.  Accordingly, each of the foregoing Persons is entitled to and, pursuant to paragraph 45 of this Combined Order, granted the full protections afforded by Section 1125(e) of the Bankruptcy Code.

FF.Satisfaction of Confirmation Requirements.  Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits Filed with the Court in connection with Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Combined Hearing, the Plan satisfies the requirements for Confirmation set forth in Section 1129 of the Bankruptcy Code.

GG.Implementation of Other Necessary Documents and Agreements.  All documents and agreements necessary or advisable to implement or carry out the Plan, the Restructuring Transactions (including each of the steps described in the Restructuring Transaction Steps) and the other transactions contemplated by the other Definitive Documents (collectively, the “Restructuring Documents”) needed to effectuate the Restructuring Transactions or contemplated by the Plan (which such documents include, but are not limited to, the Backstop Commitment Agreement, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements) are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan, and entry into and consummation of the transactions contemplated by each such Restructuring Document is in the best interests of the Debtors and their Estates, consistent with the interests of Holders of Claims and Interests, and shall be valid, binding and enforceable in accordance with their respective terms and conditions.  The Debtors have exercised reasonable business judgment in determining into which Restructuring Documents and Restructuring Transactions to enter and have provided sufficient and adequate notice of such Restructuring Documents, the Restructuring Transactions, and the material terms thereof to all parties in interest in the Chapter 11 Cases.  The terms and conditions of such Restructuring Documents have been negotiated in good faith, at arm’s length, are fair and reasonable and are reaffirmed and approved.  Prior to the Effective Date, PDCL converted to a limited liability company under the applicable laws of the Cayman Islands pursuant to the terms of the Restructuring Transactions.  The Debtors, the Exit Facility Agent, and the Exit Facility Lenders negotiated the Exit Facility in good faith and at arm’s length.  The Debtors and the Backstop Parties negotiated the Backstop Commitment Agreement in good faith and at arm’s length.  Any credit extended and loans made to the Reorganized Debtors by the Exit Facility Lenders and any fees and expenses paid thereunder are deemed to have been extended, issued, and made in good faith.  The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Restructuring Documents (including, without limitation, the Backstop Commitment Agreement, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements, and any agreements, documents, instruments, and certificates related thereto) and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Combined Order.  The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to finalize, execute and deliver all Restructuring Documents (including, without limitation, the Backstop Commitment Agreement, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements, and any agreements, documents, instruments, and certificates related thereto) and perform their obligations thereunder in accordance with the Plan, this Combined Order, the Restructuring Support Agreement, and such Restructuring Documents.

HH.Classification Takes Into Account Subordination Rights.  The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable rights, including subordination and turnover rights, whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code, or otherwise, that a Holder of a Claim or Interest may have against other Holders of a Claim or Interest with respect to any distribution made pursuant to the Plan.

II.Additional Findings Regarding Releases.

a.

The releases provided pursuant to Article VIII of the Plan (i) represent a sound exercise of the Debtors’ business judgment; (ii) were negotiated in good faith and at arm’s length; and (iii) formed an essential part of the agreement among the Debtors, the Reorganized Debtors, the Consenting Creditors, and the Backstop Parties that participated in the negotiation and formulation of the Plan.  The releases are in the best interests of the Debtors and, in the case of the Third-Party Release, is fully-consensual, as all Impaired Holders of Claims were given an opportunity to “opt out” of such release.  The Released Parties played an integral role in the formulation of the Plan, have made significant concessions and contributions that are essential to the Plan’s success, and have expended significant time and resources analyzing and negotiating the Plan and the issues presented by the Debtors’ prepetition capital structure and financial condition.

b.

With respect to the Debtor Release set forth in Article 8.2 of the Plan, the Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Release.  Such release is a necessary and integral element of the Plan, and is fair, reasonable, and in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests.  The Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to the Debtors, the Reorganized Debtors, or their Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.  The Debtor Release for the parties to the Restructuring Support Agreement and the Backstop Commitment Agreement is appropriate because such parties supported the Plan and have agreed to, as applicable, (A) equitize their Claims to delever the Debtors’ prepetition capital structure and backstop and extend financing under the Exit Facility, thereby providing valuable consideration to the Debtors to facilitate the Debtors’ reorganization, and (B) authorize the Debtors’ use of Cash Collateral during the Chapter 11 Cases.  The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases.  The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan.

c.

The Third-Party Release set forth in Article 8.3 of the Plan is an integral part of the Plan.  Like the Debtor Release, the Third-Party Release facilitated participation in the Restructuring Support Agreement, the Backstop

Commitment Agreement, the Plan, the Exit Facility, and the Chapter 11 process generally.  The Third-Party Release was a critical and integral component of the Restructuring Support Agreement and the parties’ agreement to support the Plan thereby preventing significant and time-consuming litigation regarding the parties’ respective rights and interests.  The Third-Party Release was also a critical and integral component of the Backstop Commitment Agreement and the parties’ agreement to backstop and extend financing under the Exit Facility.  The Third-Party Release was a core negotiation point in connection with the Restructuring Support Agreement and the Backstop Commitment Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders.  Absent such release, the parties to the Restructuring Support Agreement and the Backstop Commitment Agreement would not have signed the Restructuring Support Agreement and the Backstop Commitment Agreement, as applicable.  As such, the Third-Party Release appropriately offers certain protections to parties that constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and agreeing to backstop and extend financing under the Exit Facility.  The Third-Party Release is consensual as to all parties in interest, including all Releasing Parties.  All parties in interest were provided notice of the Chapter 11 Cases, the Plan, and the deadline to object to Confirmation of the Plan, and received the Combined Notice and a Ballot or the Notice of Non-Voting Status, and were properly informed that the Holders of Claims against the Debtors that did not check the “Opt Out”

box on the applicable Ballot, returned in advance of the Voting Deadline would be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties.  Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Notice of Non-Voting Status, and the Combined Notice.  The Third-Party Release is: (i) consensual; (ii) essential to Confirmation of the Plan; (iii) given in exchange for substantial contribution; (iv) in exchange for the good and valuable consideration provided by the Released Parties that is important to the Plan; (v) a good faith settlement and compromise of the Claims released by the Third-Party Release; (vi) in the best interest of the Debtors and all Holders of Claims; (vii) fair, equitable and reasonable; (viii) given and made after due notice and opportunity for hearing; and (ix) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.  The Third-Party Release for the parties to the Restructuring Support Agreement and the Backstop Commitment Agreement is appropriate because such parties supported the Plan and have agreed to, as applicable, (A) equitize their Claims to delever the Debtors’ prepetition capital structure and backstop and extend financing under the Exit Facility, thereby providing valuable consideration to the Debtors to facilitate the Debtors’ reorganization, and (B) authorize the Debtors’ use of Cash Collateral during the Chapter 11 Cases.

d.

The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article 8.7 of the Plan (the “Lien Release”) (except as otherwise provided in this Combined Order or Article 8.7 of the Plan) is necessary to implement the Plan.  The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

JJ.Findings Regarding Restructuring Transaction Steps.  The Restructuring Transactions including, without limitation, each of the following Restructuring Transaction Steps—the conversion of PDCL to a limited liability company, the contribution of Intercompany Receivables, the extinguishment of the PSS Payable and the PDOI Payable, the PDNL Rig Transaction, the transfer of the Interests in PDCL, the effectuation of the New Operating Agreement, the issuance of the New PDC Equity and the New 2L Warrants, and the reinstatement of Intercompany Interests—are fair and for reasonably equivalent value.

KK.Plan Supplement.  The filing and notice of the Plan Supplement, and any amendments, modifications or supplements thereto, were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required.

LL.Incorporation by Reference.  The terms of the Plan, including the Plan Supplement, and the exhibits and schedules thereto are incorporated by reference into, and are an integral part of, this Combined Order.  The terms of the Plan, including the documents contained in the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, including the Restructuring Documents, shall be effective and binding as of the Effective Date.

MM.Lien Stipulation.

a.

The First Lien Notes Claims constitute legal, valid, and binding obligations of each of the Debtors, and no offsets, defenses, or counterclaims to, or Claims or Causes of Action that could reduce the amount or ranking of, the First Lien Notes Claims exist.  No portion of the First Lien Notes Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.  The Liens securing the First Lien Notes Claims are (i) valid, binding, perfected, and enforceable Liens on and security interests in the applicable “Collateral” (as defined in the First Lien Notes Indenture); and (ii) not subject to, pursuant to the Bankruptcy Code or other applicable law (foreign or domestic), avoidance, disallowance, reduction, recharacterization, recovery, subordination (whether equitable, contractual, or otherwise), attachment, offset, counterclaim, defense, “claim” (as defined in the Bankruptcy Code), impairment, or any other challenge of any kind by any person or entity.

b.

The Second Lien Notes Claims constitute legal, valid, and binding obligations of each of the Debtors, and no offsets, defenses, or counterclaims to, or Claims or Causes of Action that could reduce the amount or ranking of, the Second Lien Notes Claims exist.  No portion of the Second Lien Notes Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.  The Liens securing the Second Lien Notes Claims are (i) valid, binding, perfected, and enforceable Liens on and security interests in the applicable “Collateral” (as defined in the Second Lien Notes Indenture); and (ii) not subject to, pursuant to the Bankruptcy Code or other applicable law (foreign or domestic), avoidance, disallowance, reduction, recharacterization, recovery, subordination (whether equitable, contractual, or otherwise), attachment, offset, counterclaim, defense, “claim” (as defined in the Bankruptcy Code), impairment, or any other challenge of any kind by any person or entity.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.Disclosure Statement Approved.  The Disclosure Statement (a) contains “adequate information” (as such term is defined in Section 1125(a)(1) and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (b) is approved in all respects.

2.Confirmation of the Plan.  All requirements for Confirmation of the Plan have been satisfied.  The Plan is approved and confirmed in its entirety under Section 1129 of the Bankruptcy Code.  Each of the terms and conditions of the Plan and the exhibits and schedules thereto, including, without limitation, the Restructuring Documents, the Plan Supplement and the

Restructuring Transaction Steps, are an integral part of the Plan, and are approved.  The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.  The Plan is deemed accepted by all creditors who have voted to accept the Plan and such acceptances cannot be withdrawn, except as set forth in the Restructuring Support Agreement.

3.Objections.  Based upon the record of the Combined Hearing and the Chapter 11 Cases, any objections that have not been consensually resolved, withdrawn, waived, or settled and all reservations of rights included therein, are overruled on the merits and for the reasons set forth on the record at the Combined Hearing, and all withdrawn objections are deemed withdrawn with prejudice.

4.Provisions of Plan Nonseverable and Mutually Dependent.  The provisions of the Plan are (a) non-severable and mutually dependent; (b) valid and enforceable pursuant to their terms; and (c) integral to the Plan, and may not be deleted or modified except in accordance with Article X of the Plan and the Restructuring Support Agreement (including the consent rights contained therein).

5.Plan Classification Controlling.  The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, (c) may not be relied upon by any Holder of Claims or Interests as representing the actual classification of such Claims under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan), and (d) shall not be binding on the Debtors, the Reorganized Debtors or Holders of Claims or Interests for purposes other than voting on the Plan.

6.Distributions are Fair.  The distribution of Cash, the New PDC Equity, the New 2L Warrants, and other consideration to the Holders of Allowed Claims entitled to receive a distribution under the Plan are fair and for reasonably equivalent value.

7.Binding Effect.  Pursuant to Section 1141 of the Bankruptcy Code and the other applicable provisions of the Bankruptcy Code, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or otherwise, on the Effective Date and effective as of the Effective Date and without limiting or altering Article 12.1 of the Plan, the provisions of the Plan (including the exhibits and schedules to, and all documents and agreements executed pursuant to or in connection with, the Plan) and this Combined Order shall be binding on (a) the Debtors and the Reorganized Debtors, (b) all Holders of Claims against and Interests in the Debtors, (c) all Persons and Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, (d) each Person and Entity acquiring property under the Plan, (e) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and the respective successors and assigns of each of the foregoing, to the maximum extent permitted by applicable law, and notwithstanding whether or not such Person or Entity (i) shall receive or retain any property, or interest in property, under the Plan, (ii) has Filed with the Court a Proof of Claim in the Chapter 11 Cases or (iii) failed to vote to accept or reject the Plan, affirmatively voted to reject the Plan, or is conclusively presumed to reject the Plan.

8.Automatic Stay.  Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the

Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in Article VIII of the Plan and Sections 524 and 1141 of the Bankruptcy Code.  Upon the Effective Date, the injunction provided in Article VIII of the Plan shall apply.  Notwithstanding anything to the contrary in this paragraph, nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, Security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary or appropriate to effectuate the transactions specifically contemplated by the Plan or by this Combined Order prior to the Effective Date.

9.Corporate Existence.

(a)Except as otherwise provided in this Combined Order, the Plan, any Restructuring Document, or any other agreement, instrument, or other document incorporated herein or therein (including the Restructuring Transactions, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements), on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of Entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of Entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or by-laws (or other analogous formation documents) is amended and restated, converted or otherwise modified by this Combined Order, the Plan, any Restructuring Document, or any other agreement, instrument, or other document incorporated herein or therein

(including the Restructuring Transactions, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements), or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b)Pursuant to this Combined Order and the Plan, legal title to all Existing Lux Interests shall be deemed transferred to the Estate Representative or another non-Debtor Affiliate (the “Sole Owner”), as provided in the Restructuring Transaction Steps.  Upon transfer of all Existing Lux Interests to the Estate Representative or Sole Owner, the following (without limitation) shall occur: (i) the Debtors shall serve an instruction letter to DTC, notifying DTC of instructions with respect to the cancellation of (and distribution of 91.5% of the New PDC Equity to Holders of) First Lien Notes and the cancellation of (and distribution of 8.5% of the New PDC Equity and New 2L Warrants to Holders of) Second Lien Notes (the “Instruction Letter”); (ii) the Debtors shall serve an instruction letter to DTC (or American Stock Transfer & Trust Company, LLC (“AST”)) notifying DTC (or AST) of the transfer of the Existing Lux Interests to the Estate Representative or Sole Owner and deeming the Existing Lux Interests worthless (the “Transfer Letter”); (iii) all the Existing Lux Interests will be deemed transferred and owned by a single shareholder (i.e., the Estate Representative or Sole Owner) (the “Lux Transfer”); (iv) the New Organizational Documents shall automatically be amended to reduce the number of directors of PDSA to one director; (v) the resignation of all directors of PDSA, other than Bernie G. Wolford, shall be effective, and the duties and obligations of all such resigning directors shall be discharged;

and (vi) the Estate Representative or Sole Owner shall be authorized (but not directed) to dissolve or liquidate PDSA under the laws of the Grand Duchy of Luxembourg.

10.Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims.  Except as otherwise provided in this Combined Order, the Plan, any Restructuring Document, or any other agreement, instrument, or other document incorporated herein or therein (including the Restructuring Transactions, the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements), on the Effective Date, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors during the Chapter 11 Cases or under or in connection with the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

11.Restructuring Transaction Steps.  On the Effective Date, the Restructuring Transaction Steps, as set forth in the Plan Supplement and attached hereto as Exhibit 2, shall occur.  As contemplated in the Restructuring Transaction Steps (and pursuant to this Combined Order and the Plan):

(a) (i) the Intercompany Receivables shall be contributed from Pacific Drilling Holding (Gibraltar) Limited to Pacific Sharav S.À R.L. (“PSS”), (ii) the PSS Payable shall be extinguished, (iii) the PDOI Intercompany Receivable shall be contributed from PSS to Pacific Drilling Operations Inc., and (iv) the PDOI Payable shall be extinguished;

(b)The PDNL Rig Transaction shall be consummated, resulting in Pacific Drilling Limited owning 100% of the Interests in Pacific Bora Ltd. and Pacific Scirocco Ltd.;

(c)(i) PDSA shall transfer the Interests in PDCL to the First Lien Noteholders and Second Lien Noteholders in exchange for approximately $752 million of First Lien Notes Claims and Second Lien Notes Claims against PDSA, and (ii) the New Operating Agreement shall become effective to provide for the issuance of the New PDC Equity;

(d)Reorganized PDC shall issue (i) 91.5% of the New PDC Equity to the Holders of Allowed First Lien Notes Claims (subject to dilution on account of equity issued pursuant to the Management Incentive Plan, if any, and the New 2L Warrants), (ii) 8.5% of the New PDC Equity to the Holders of Allowed Second Lien Notes Claims (subject to dilution on account of the equity issued pursuant to the Management Incentive Plan, if any, and the New 2L Warrants), and (iii) the New 2L Warrants;

(e)(i) the Intercompany Interests shall be reinstated, (ii) PDSA shall be discharged of outstanding First Lien Notes Claims, Second Lien Notes Claims, Existing Lux Beneficial Interests, and all other Claims (including General Unsecured Claims and Intercompany Claims against PDSA), and (iii) the Lux Transfer to the Estate Representative or the Sole Owner shall be effectuated.  Immediately following the Lux Transfer, the resignation of all directors of PDSA, other than Bernie G. Wolford, shall be effective, and the duties and obligations of all such resigning directors shall be discharged.  This Combined Order may be submitted to any record Holder of any Claim or Interest, PDSA’s transfer agent, or any Governmental Unit as evidence of the Lux Transfer.

12.Exit Facility Documents.

(a)On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents (subject to the RSA Definitive Document Requirements and the Backstop Commitment Agreement).

(a)The entry of this Combined Order shall be deemed approval of the Exit Facility and the Exit Facility Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments (including the Put Option Premium (as defined in the Backstop Commitment Agreement) and any other fees indemnities, expenses and other amounts set forth in the Backstop Commitment Agreement) provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility.  On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable against the Debtors, the Reorganized Debtors, and the other parties thereto in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, this Combined Order or on account of the Confirmation or Consummation of the Plan.

(b)On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.  The guarantees, mortgages, pledges, Liens, and other security interests granted to secure the obligations arising under the Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law, and the priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents.  The Reorganized Debtors and the Persons and Entities granting such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of this Combined Order and that any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

13.New PDC Equity.  Subject to the Restructuring Transactions, Reorganized PDC shall issue and distribute, or otherwise transfer, the New PDC Equity pursuant to the Plan and as set forth in the Restructuring Transaction Steps.  Subject to the approval of the board of directors of Reorganized PDC following the effective date of the Management Incentive Plan, if any, the issuance of the New PDC Equity and any equity reserved for issuance under the Management Incentive Plan (to the extent applicable) shall be authorized without the need for any further corporate action and without any further action by the Debtors, Reorganized Debtors, Reorganized PDC, or any of their equity holders, as applicable.  The issuance and distribution, or other transfer, on the Effective Date (or as soon as reasonably practicable thereafter) of New PDC Equity for the benefit of Holders of Allowed Claims in Class 3 and Class 4 (as applicable) in accordance with the terms of Article III of the Plan shall be authorized without the need for any further corporate action and without any further action by the Debtors, Reorganized Debtors, Reorganized PDC, or any of their equity holders, as applicable.  All New PDC Equity issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable).  As a condition to receiving the New PDC Equity, Holders of Allowed Claims in Class 3 and Class 4 (as applicable) shall be required to execute and deliver the New Operating Agreement; provided, however, that, notwithstanding any failure to execute the New Operating Agreement, all Holders of New PDC Equity shall be deemed as a result of this Combined Order and having accepted distributions of New PDC Equity pursuant to the Plan (including, if applicable, distributions conducted through DTC), to have accepted the terms of the New Operating Agreement (solely in their capacity as members of Reorganized PDC) and to be parties thereto without further action or signature.  The New Operating Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each Holder of New PDC Equity shall be bound thereby in all respects.  The New Organizational Documents, including the New Operating Agreement, shall be binding on all Persons and Entities receiving, and all

Holders of, the New PDC Equity (and their respective successors and assigns), regardless of whether such Persons or Entities receive the New PDC Equity on or after the Effective Date.

14.New 2L Warrants

(a)On the Effective Date or as soon as reasonably practicable thereafter, only to the extent required to provide for distributions, the applicable Reorganized Debtor shall issue New 2L Warrants to Holders of Allowed Claims in Class 4.

(b)The issuance and distribution, or other transfer, on the Effective Date (or as soon as reasonably practicable thereafter) of the New 2L Warrants for the benefit of Holders of Allowed Claims in Class 4 (as applicable) in accordance with the terms of Article III of the Plan shall be authorized without the need for any further corporate action and without any further action by the Debtors, Reorganized Debtors, Reorganized PDC, or any of their equity holders, as applicable.  All of the New 2L Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable). Each distribution and issuance referred to in Article 4.10 of the Plan shall be governed by the terms and conditions set forth in the Restructuring Support Agreement, the Plan, and the New 2L Warrants Agreements applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s).  Distributions of the New 2L Warrants may be made by delivery or book-entry transfer thereof by the Second Lien Notes Indenture Trustee in accordance with the Plan, the Plan Supplement, the New Organizational Documents, or the New 2L Warrants Agreements, as applicable.

15.New Organizational Documents.  On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors’ respective certificates of incorporation and by-laws (and other formation and constituent documents relating to limited liability companies) shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the New Operating Agreement, the Restructuring Support Agreement (including the Governance Term Sheet), the Exit Facility Documents, and the New 2L Warrants Agreements, as applicable, and the Bankruptcy Code.  To the extent required under the Plan or applicable non-bankruptcy law, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation.  The New Organizational Documents and the New Operating Agreement shall, among other things: (a) authorize the issuance of the New PDC Equity and the New 2L Warrants; and (b) pursuant to and only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities.  Subject to Article 4.14 of the Plan, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents, the New Operating Agreement, and the Plan.

16.Existing Lux Beneficial Interests.  On the Effective Date, the Existing Lux Beneficial Interests shall be deemed worthless and released, extinguished, and discharged.  Each Subsidiary of PDCL shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, except as amended or modified by the Plan, the New Operating Agreement, the New Organizational Documents, the Plan Supplement, the Restructuring Documents or this Combined Order.

17.Distributions Exempt from Securities Laws.

(a)The offering, issuance, and distribution of any Securities including, without limitation, all New PDC Equity and New 2L Warrants, pursuant to the Plan, shall be exempt from the registration requirements of Section 5 of the Securities Act or any similar federal, state, or local law in reliance on Section 1145 of the Bankruptcy Code or, to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act.

(b)All New PDC Equity to be issued to (i) Holders of First Lien Notes Claims and (ii) Holders of Second Lien Notes Claims shall be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law or, to the extent such exemption under Section 1145 of the Bankruptcy Code is not available with respect thereto, any other available exemption from registration under the Securities Act.  Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New PDC Equity issued under the Plan (other than securities issuable to the participants in the Management Incentive Plan or their affiliates, if any) shall be freely tradable under the Securities Act by the recipients thereof, subject to: (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (ii) the restrictions on the transferability of such Securities and instruments, including as set forth in the New Operating Agreement and the New Organizational Documents; and (iii) any other applicable regulatory approval.

(c)All New 2L Warrants (and the New PDC Equity issuable pursuant thereto) shall be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law or, to the extent such exemption under Section 1145 of the Bankruptcy Code is not available with respect thereto, any other available exemption from registration under the Securities Act.  Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New 2L Warrants shall be freely tradable under the Securities Act by the recipients thereof, subject to: (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (ii) the restrictions on the transferability of such Securities and instruments, including as set forth in the New Operating Agreement, the New Organizational Documents and the New 2L Warrants Agreements; and (iii) any other applicable regulatory approval.

(e)Notwithstanding anything to the contrary in the Plan or this Combined Order, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New PDC Equity is exempt from registration and/or whether the New 2L Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  DTC, or any transfer agent or warrant agent, shall each be required to accept and conclusively rely upon the Plan and this Combined Order in lieu of a legal opinion regarding whether the New PDC Equity is exempt from registration and/or whether the New 2L Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

18.Release of Liens and Claims.  Except as otherwise specifically provided in this Combined Order, the Plan, the Exit Facility Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facility Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors, the Agent and/or Trustee or any other Holder of a Secured Claim.  This release and discharge is necessary to implement the Plan and is appropriate, fair, equitable, and reasonable and in the best interest of the Debtors and their Estates.  Any Person or Entity holding such Liens, Claims or Interests shall, pursuant to Section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of release as may be reasonably requested by the Reorganized Debtors.  In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Agent and/or Trustee shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

19.Restructuring Transactions.  On or about the Effective Date, the Debtors, in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements, or the Reorganized Debtors are authorized to consummate the Restructuring Transactions as described herein and in Article 4.2 of the Plan, subject to the terms and conditions set forth therein, in this Combined Order, in the Restructuring Support Agreement and any other Restructuring Documents.

20.Discharge of the Debtors.  To the fullest extent permitted by Section 1141(d) and other applicable provisions of the Bankruptcy Code, except as otherwise specifically provided in this Combined Order, the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan (including the Exit Facility Documents, the Backstop Commitment Agreement, the New Organizational Documents, the New Operating Agreement, and the New 2L Warrants Agreements): (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of any and all Claims, Interests (including any Intercompany Interests Reinstated (consistent with the Restructuring Transactions) after the Effective Date by the Reorganized Debtors), and Causes of Action against the Debtors of any nature whatsoever including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such liability relates to services performed by employees of the Debtors prior to the Effective Date and that arises from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any interest accrued on Claims or Interests from and after the Petition Date, and all other liabilities against, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, (b) the Plan shall bind all Holders of Claims and Interests, (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, in each case regardless of whether or not: (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code; (iii) the Holder of such a Claim or Interest has accepted, rejected or failed to vote to accept or reject the Plan; or (iv) any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests.  This Combined Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

21.Releases and Exculpation.  The releases and exculpation provisions contained in the Plan, including, but not limited to, those provided in Article VIII of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity.  The Third-Party Release set forth in Article 8.3 of the Plan was granted in exchange for consideration provided by the Released

Parties.  The releases contained in paragraph D of the Cash Collateral Orders shall not be subject to challenge by any party in interest.

22.Injunctions.  The injunctions contained in the Plan, including, but not limited to, those provided in Article 8.5 of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein.  Except as otherwise expressly provided in the Plan or this Combined Order, from and after the Effective Date, all Entities are, to the fullest extent provided under Section 524 and other applicable provisions of the Bankruptcy Code, permanently enjoined from (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document Filed with the Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; or (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests discharged, released, exculpated, or settled pursuant to the Plan.  All injunctions or stays provided for in the Chapter 11 Cases under

Section 105 or Section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

23.D&O Insurance & Indemnity.  The terms and provisions of the Plan set forth in Article 5.4 (Indemnification) and Article 5.5 (Insurance Policies) are hereby approved in full.  The Debtors are further authorized (but not directed) to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the inception or binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Liability Insurance Policy, without further notice to or order of this Court or approval or consent of any Person or Entity.

24.Contracts and Leases Generally.  The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of the Executory Contracts and Unexpired Leases as set forth within the Plan (including the Plan Supplement), this Combined Order or otherwise.

25.Approval of Assumed Contracts.

(a)Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of this Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (i) was previously assumed or rejected; (ii) was previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to assume or assume and assign Filed with the Court on or before the Confirmation Date; or (iv) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.  The assumption of Executory

Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts or leases to Affiliates.

(b)  The Debtors have provided sufficient notice to each non-Debtor counterparty to the Executory Contracts and Unexpired Leases of the assumptions or rejections described in the Plan, including the Plan Supplement.  The Debtors have also provided adequate assurances of future performance, as that term is used in Section 365 of the Bankruptcy Code, with respect to the assumption of any Executory Contract or Unexpired Lease that is to be assumed pursuant to the Plan.

(c)  Except as otherwise provided in this Combined Order or the Plan or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.  To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to the Plan (including any “change of control” provision) prohibits, restricts, conditions, or prevents, or purports to prohibit, restrict, condition, or prevent, or is modified, breached, or terminated, or deemed modified, breached, or terminated by, (i) the commencement of the Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) the assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease, or (iii) the Confirmation and Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to modify or terminate such Executory Contract or

Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any such consent under any such contract or lease shall be deemed satisfied by Confirmation of the Plan.  Notwithstanding anything to the contrary in the Plan, the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.  The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by the Debtors that such contract or lease is an Executory Contract or an Unexpired Lease or that any Debtor has any liability thereunder.

(d) Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan (collectively, the “Assumed Contracts”) shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of the Plan, or any order of this Court approving its assumption or assignment.

26.Cure Disputes.  Any counterparty to an Assumed Contract that failed to object timely to the proposed assumption, proposed assumption and assignment, or the Cure Claim amount is hereby deemed to have consented to such matters and is deemed to have forever released and waived any objection to the proposed assumption, proposed assumption and assignment, and the Cure Claim amount.  The amounts, if any, due by the Debtors pursuant to each Assumed

Contract that are required to be paid as Cure under Section 365 of the Bankruptcy Code shall be satisfied by payment of such amount in Cash on the Effective Date or on such other terms as this Court may order or the parties to such Assumed Contract may otherwise agree in writing (with the consent of the Required Consenting First Lien Creditors).  If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Section 365 of the Bankruptcy Code, or any other matter pertaining to assumption or assignment, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors (with the consent of the Required Consenting First Lien Creditors) or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.  If an objection to the proposed Cure amount is sustained by Final Order of this Court, the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming or assigning it by filing written notice thereof with this Court, and serving such notice on the applicable counterparty, within ten (10) days of the entry of such Final Order.

27.Full Release and Satisfaction of Claims in Connection with Assumed Contracts.  Assumption or assumption and assignment of any Assumed Contract pursuant to the Plan or otherwise and full payment of any applicable Cure amount pursuant to Article 5.2 of the Plan shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Contract at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in Section 365 of the Bankruptcy Code.  Any Proofs of Claim Filed with the Court with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any Cure Claims Filed with the Court with respect thereto), without further notice to or action, order, or approval of this Court.

28.Corporate Action.

(a)Subject to the Restructuring Support Agreement, upon the Effective Date, all actions contemplated by the Plan or the Restructuring Transactions (including the Restructuring Transaction Steps) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including, without limitation, (i) the rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (ii) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board; (iii) the entry, execution, delivery, filing, and performance of the Restucturing Documents, including without limitation, the Plan Supplement, the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements, as applicable; (iv) the adoption or filing of the New Organizational Documents and the New Operating Agreement; (v) the issuance and distribution, or other transfer, of the New PDC Equity and the New 2L Warrants as provided herein; (vi) the implementation of the Restructuring Transactions; and (vii) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether proposed to occur before, on, or after the Effective Date).

(b)Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by such Person or Entity, or the need for any approvals, authorizations, actions or consents of or from any such Person or Entity.

(c)As of the Effective Date, all matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement of further action by the security Holders, directors, managers, authorized persons, or officers of the Debtors.

(d)On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the Restructuring Documents and any other agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions consistent with the Plan and the Restructuring Support Agreement) in the name of and on behalf of the Reorganized Debtors, as applicable, including the Cayman Restructuring Documents, the Plan Supplement, the Exit Facility Documents, the New

Operating Agreement, the New Organizational Documents, the New 2L Warrants Agreements and any other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Court.

(e)On or (as applicable) before the Effective Date, PDSA shall, without any further notice to or action, order or approval of this Court, finalize, execute and deliver, and shall direct and authorize its non-Debtor affiliate Pacific Drilling Administrator Limited, without any further notice to or action, order or approval of this Court, to finalize, execute and deliver all stock transfer agreements, purchase agreements, powers of attorney, and any other documents, instruments and certificates relating thereto authorizing the transfer of the legal title of Existing Lux Interests to the Estate Representative or the Sole Owner.  The authorizations and approvals contemplated by Article 4.11 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

29.Section 1146(a) Exemption.  To the fullest extent permitted by Section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Exit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment.  Upon entry of this Combined Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of Section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

30.Filing and Recording.   This Combined Order (a) is and shall be effective as a determination that, except as otherwise provided in the Plan or this Combined Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan (including, without limitation, the New Operating Agreement, the New Organizational Documents, the Exit Facility Documents, and any other Restructuring Documents), on the Effective Date, all Claims existing prior to such date have been unconditionally released, discharged, and terminated and (b) is and shall be binding upon and shall govern the acts of all Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, transfer agents, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and any other Persons and Entities that may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.  Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Combined Order (including, without limitation, New Operating Agreement, the New Organizational Documents, the Exit Facility Documents, and any other Restructuring Documents) without payment of any stamp or similar tax or governmental assessment imposed by state or local law.

31.Governmental Approvals Not Required.  This Combined Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or Consummation of the Plan, any certifications, documents, instruments, or agreements (including, without limitation, the New Operating Agreement, the New Organizational Documents, the Exit Facility Documents, and any other Restructuring Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

32.Professional Fee Claims.

(a)Professional Fees Claims.  Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File with the Court and serve on the Reorganized Debtors and such other Entities who are designated in this Combined Order an application for final allowance of such Professional Fee Claim (each, a “Final Fee Application”) no later than thirty (30) calendar days following the Effective Date (the “Professional Fees Bar Date”); provided that the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date, including those reasonable and documented fees and expenses incurred by Professionals in connection with the implementation and Consummation of the Plan, in each case without further application or notice to or order of the Court.  For the avoidance of doubt, any fees and expenses incurred by the Crossover Group Representatives and the Agents and/or Trustees shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance the Restructuring Support Agreement and the Plan, as applicable.

(b)Service of Final Fee Applications.  All Final Fee Applications of Professionals shall be Filed with the Court and actually served on or prior to the Professional Fees Bar Date upon the following parties (collectively, the “Notice Parties”):  (i) the Debtors, Pacific Drilling LLC, 800 Town & Country Blvd Suite 500, Houston, TX 77024, Attn: Lisa Buchanan, Esq. (email: l.buchanan@pacificdrilling.com); (ii) Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attn: Suzzanne Uhland, Esq. (email: suzzanne.uhland@lw.com), Adam S. Ravin, Esq. (email: adam.ravin@lw.com); (iii) Jones Walker LLP, 811 Main St., Suite 2900, Houston, TX 77002, Attn:  Joseph Bain, Esq. (email: jbain@joneswalker.com); (iv) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York, 10036, Attn: Michael Stamer, Esq. (email: mstamer@akingump.com) and Robert S. Strauss Tower, 2001 K Street, N.W., Washington, DC 20006-1037, Attn: James Savin, Esq. (email: jsavin@akingump.com) and Kevin Eide, Esq. (email: keide@akingump.com); (v) Nixon Peabody LLP, Exchange Place, 53 State Street, Boston, MA 02109-2835, Attn: Frank Hamblett (email: fhamblett@nixonpeabody.com); (vi) counsel to any statutory committee appointed in these cases, if any; and (vii) the Office of the United States Trustee for the Southern District of Texas (the

“U.S. Trustee”), Attn: Hector Duran, Esq. (email: hector.duran.jr@usdoj.gov), Stephen Statham, Esq. (email: stephen.statham@usdoj.gov).

(c)Objections to Professional Fee Claims.  Objections to any Professional Fee Claim must be Filed with the Court and served on the Reorganized Debtors and the requesting party by no later than twenty-one (21) calendar days after the Filing of the applicable Final Fee Application (the “Professional Fees Objection Deadline”), with proof of service thereof Filed with the Court as and when required by the Local Rules of the Court.  Only those objections made in writing and timely Filed with the Court and received by the Professional Fees Objection Deadline shall be considered by this Court.  If no objection to a Final Fee Application is timely Filed with the Court and served in accordance with the procedures set forth herein, then this Court may enter a Final Order approving such uncontested Final Fee Application without further notice and the Debtors or the Reorganized Debtors, as applicable, shall pay the amounts described in such uncontested Final Fee Application within five (5) Business Days after entry of the order approving such Allowed Professional Fee Claim (or if any Final Fee Application is the subject of an objection, the Debtors or the Reorganized Debtors, as applicable, shall pay the undisputed amounts described in such Final Fee Application on an interim basis).  The hearing to consider approval of the Final Fee Application, if necessary, shall be held as soon as reasonably practicable after the expiration of the Professional Fees Objection Deadline and the date of such hearing shall be promptly provided to the applicable Professional and Notice Parties and posted on the Debtors’ restructuring website.

(d) Funding and Use of Professional Fee Escrow Account.  On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount.  The Professional Fee Escrow Account shall be maintained by the Reorganized Debtors in trust solely for the benefit of the Retained Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claims that have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of this Court.  To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Allowed Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article 2.1 of the Plan.  The Debtors and the Reorganized Debtors, as applicable, shall maintain detailed records of all payments made from the Professional Fee Escrow Account, such that all payments and transactions shall be adequately and promptly documented in, and readily ascertainable from, their books and records.  After the Effective Date, neither the Debtors nor the Reorganized Debtors shall deposit any other funds or property into the Professional Fee Escrow Account absent further order from this Court or otherwise commingle funds in the Professional Fee Escrow Account.

33.Payment of Crossover Group Representative Fees and Expenses.  On the Effective Date, the Debtors shall pay or reimburse all Crossover Group Representatives Fees in accordance with the applicable Fee Letters, without the need for application by any Crossover Group Representative to the Court and without notice and a hearing pursuant to Section 1129(a)(4) of the

Bankruptcy Code or otherwise.  For the avoidance of doubt, such fees and expenses shall not be considered Professional Fee Claims.

34.Payment of Fees and Expenses of Milbank LLP.  On the Effective Date, the Debtors shall pay or reimburse, in accordance with the terms of the Restructuring Support Agreement, all fees and expenses up to a total aggregate amount not to exceed $100,000 incurred by Milbank LLP as counsel to certain Consenting Second Lien Creditors, without the need for application to the Court and without notice and a hearing pursuant to Section 1129(a)(4) of the Bankruptcy Code or otherwise.  For the avoidance of doubt, such fees and expenses shall not be considered Professional Fee Claims.

35.Distributions Under the Plan.  All distributions under the Plan shall be made in accordance with Article VI of the Plan.

36.Resolution of Contingent, Unliquidated and Disputed Claims and Interests.  Except as otherwise ordered by this Court, any Claim or Interest that is not an Allowed Claim as of the Confirmation Date shall be determined, resolved, or adjudicated in accordance with the terms of this Combined Order and the Plan, including, without limitation, Article VII of the Plan.

37.No Distributions Pending Allowance.  Notwithstanding any other provision of the Plan or this Combined Order to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

38.No Postpetition Interest on Claims.  Unless otherwise specifically provided for in the Plan, this Combined Order, or a Final Order of this Court postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Additionally, without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of a Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

39.Compromise of Controversies.  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest.  The entry of this Combined Order shall constitute the Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities; provided that nothing in Article 8.1 of the Plan shall be interpreted to interfere with (a) the transfer of legal title to all Existing Lux Interests to the extent required by the Restructuring Transactions (including the Restructuring Transaction Steps) and (b) the actions to be taken by the Estate Representative, the Sole Owner, or any Designated Representatives to dissolve or liquidate PDSA and obtain a discharge of duties on behalf of PDSA’s board of directors, as set forth in Article 4.12 of the Plan, to the extent required by the Restructuring Transactions (including the Restructuring Transaction Steps).

40.Payment of Statutory Fees.  Prior to the Effective Date, all monthly reports then due shall be filed in a form reasonably acceptable to the U.S. Trustee, and all fees due and payable pursuant to Section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor shall remain obligated to pay Quarterly Fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

41.Notice of Confirmed Plan.  In accordance with Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), as soon as reasonably practicable after the Confirmation Date, the Debtors shall serve a notice of entry of this Combined Order, substantially in the form attached hereto as Exhibit 3 (the “Notice of Confirmed Plan”) by first-class mail, postage prepaid on all known creditors, equity Security holders, the U.S. Trustee and other parties in interest in the Chapter 11 Cases.  The notice described herein is adequate and appropriate under the particular circumstances and no other or further notice is necessary or required.  The Notice of Confirmed Plan shall constitute sufficient notice of the entry of this Combined Order to filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

42.Notice of Effective Date.  Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), the Reorganized Debtors shall, promptly after the occurrence of the Effective Date, File with the Court a notice of the Effective Date in substantially the form annexed hereto as Exhibit 4 (the “Notice of Effective Date”), and shall cause the Notice of Effective Date to be served on the parties on whom the Combined Notice was served within ten (10) Business Days after the

Effective Date or as soon as reasonably practicable thereafter.  Such notice is adequate under the circumstances and no other or further notice is necessary.

43.Administrative Claims Bar Date.  All requests for payment of an Administrative Claim (other than Cure Claims or Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Court or Solicitation Agent, as applicable, and served on the Debtors and the Crossover Group no later than the Administrative Claims Bar Date.  Holders of Administrative Claims (other than Cure Claims or Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

44.Claims Bar Date for Other Secured Claims and Other Priority Claims.  In the event that a Holder of an Other Secured Claim or Other Priority Claim objects to the proposed Claim amount disclosed by the Debtors in Exhibit H of the Plan Supplement (including, without limitation, in the event that such Holder was not identified as holding an Other Secured Claim or Other Priority Claim or that the amount of any such Claim was identified as $0), such Holder shall be required to File a Proof of Claim by the Claims Bar Date asserting the actual amount it believes it is owed.  Any such Holder that fails to file a Proof of Claim by the Claims Bar Date shall be deemed to have consented to the Claim amount proposed by the Debtors and shall be deemed to have forever released and waived any objection to such amount.

45.No Liability for Solicitation.  Based on the factual findings described in this Combined Order, the Debtors, the Reorganized Debtors, the Consenting Creditors, the Backstop Parties, the Prepetition Secured Parties, and each of their respective Related Persons are not, and on account of or with respect to the offer, issuance, sale, or purchase of any Security under the Plan, or solicitation of votes on the Plan, shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the distribution, offer, issuance, sale, or purchase of any Securities.  The Debtors, the Reorganized Debtors, the Consenting Creditors, the Backstop Parties, the Prepetition Secured Parties, and each of their respective Related Persons have (a) acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws, and regulations in connection with their activities related to support and Consummation of the Plan, including the execution, delivery and performance of the Restructuring Support Agreement, the execution, delivery and performance of the Backstop Commitment Agreement, the extension of financing under the Exit Facility, the issuance of the New PDC Equity and the New 2L Warrants, and solicitation of acceptances of the Plan and (b) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation in the entry into the Exit Facility and the offer and issuance of any Securities under the Plan, and are, therefore, entitled to, and are hereby granted, the protections afforded by Section 1125(e) of the Bankruptcy Code.

46.Estimation Proceedings and Other Rights.  Except as provided in the Plan, any and all rights of the Debtors and Reorganized Debtors under Sections 502(c) and 502(e) of the Bankruptcy Code are reserved.

47.Failure to Consummate Plan.  If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, this Combined Order is vacated pursuant to a Final Order, then (except as provided in any such Final Order): (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or this Combined Order shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

48.Successors and Assigns.  The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Interests, other parties in interest, and their respective heirs, executors, administrators, successors, and assigns.  The rights, benefits and obligations of any Person or Entity named or referred to in the Plan or this Combined Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of each such Person or Entity.

49.No Successors In Interest.  Except as to obligations expressly assumed pursuant to the Plan, the Restructuring Documents, or this Combined Order, the Reorganized Debtors shall not be deemed to be successors to the Debtors and shall not assume, nor be deemed to assume, or in any way be responsible for, any successor liability or similar liability with respect to the Debtors or the Debtors’ operations that are not expressly assumed or reinstated in connection with, or expressly provided by, the Plan or this Combined Order.

50.Return of Deposits.  Notwithstanding anything to the contrary in the Plan or in an order previously entered by this Court, all adequate assurance deposits provided by the Debtors to utility providers pursuant to the Order (I) Prohibiting Utility Companies from Altering or Discontinuing Service on Account of Prepetition Invoices, (II) Approving Deposit as Adequate

Assurance of Payment, and (III) Establishing Procedures for Resolving Requests by Utility Companies for Additional Assurance of Payment [Docket No. 64] shall be returned to the Reorganized Debtors within ten (10) Business Days of the applicable utility receiving written notice of the occurrence of the Effective Date.

51.Retention of Jurisdiction.  Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code and notwithstanding the entry of this Combined Order or the occurrence of the Effective Date, this Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors, and the Plan as legally permissible, including, among other things, jurisdiction over the matters set forth in Article XI of the Plan.  This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Combined Order.  Notwithstanding the foregoing or any provision of the Plan or this Combined Order to the contrary, any dispute arising under or in connection with the Exit Facility Documents, the New Operating Agreement, the New Organizational Documents, and the New 2L Warrants Agreements shall be dealt with in accordance with the provisions of such applicable documents.

52.Headings.  The headings contained within this Combined Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Combined Order.

53.Existing Board of Directors.  To the extent applicable, the resignation of members of the boards of directors and other governing Persons of PDSA shall be deemed to have occurred on and as of the Effective Date, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity.

54.References to Plan Provisions.  The failure specifically to include or reference any particular article, section or provision of the Plan (including the Plan Supplement) or any related document in this Combined Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of this Court that the Plan (and the exhibits and schedules thereto) be confirmed in its entirety and any related documents be approved in their entirety and incorporated herein by reference.

55.Applicable Non-Bankruptcy Law.  The provisions of this Combined Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

56.Modification and Amendments.  Without need for further order or authorization of the Court, subject to the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and the Restructuring Support Agreement (subject to any applicable consents or consultation rights set forth therein, including the RSA Definitive Document Requirements).  Subject to the limitations and rights contained in the Plan and the Restructuring Support Agreement (including the RSA Definitive Document Requirements and any other consent rights contained therein), the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Court, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  Notwithstanding anything to the contrary in this Combined Order or the Plan, the Debtors or the

Reorganized Debtors, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Restructuring Support Agreement.  A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

57.Restructuring Support Agreement.  Nothing in the Plan (including the Plan Supplement and any schedules contained therein (in each case, as may be amended, modified, or supplemented)) or this Combined Order shall amend, terminate, or otherwise modify any consent rights provided to the Consenting Creditors under the Restructuring Support Agreement.

58.Waiver of Filings.  Any requirement under Section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File with the Court any list, schedule, or statement with the Court or the U.S. Trustee (except for post-Confirmation reporting obligations to the U.S. Trustee) is hereby waived.

59.No Admission or Waiver.  None of the filing of the Plan, any statement or provision contained within the Plan or the taking of any action by any Debtor with respect to the Plan (including the Plan Supplement), the Disclosure Statement or this Combined Order shall be or shall be deemed to be an admission or waiver of any rights of any Debtor.

60.Conflicts.  The provisions of the Plan (including the Plan Supplement), any Restructuring Documents and of this Combined Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any conflict or inconsistency between the Plan, the Plan Supplement, or any Restructuring Document, on the one hand, and this Combined Order, on the other hand, that cannot be so reconciled, then, solely to the extent of such inconsistency, the terms of this Combined Order shall control and govern.  In the event that a provision of the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of the Plan or this Combined Order, the provision of the Plan or this Combined Order (as applicable) shall govern and control to the extent of such conflict.  In the event that the Plan conflicts with the Plan Supplement or any Restructuring Document, the Plan Supplement or Restructuring Document shall govern and control to the extent of such conflict.

61.Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under Section 1101(2) of the Bankruptcy Code.

62.Immediate Effectiveness of this Combined Order.  Pursuant to Bankruptcy Rule 3020(e), the fourteen (14) day stay of this Combined Order imposed thereby is waived and the Debtors are hereby authorized to consummate the Plan and the transactions contemplated thereby immediately upon the entry of this Combined Order upon this Court’s docket, subject to the satisfaction or waiver of the conditions set forth in Article IX of the Plan.

63.Final Order.  This Combined Order is a Final Order and the period in which an appeal thereof must be filed shall commence upon its entry.

64.Waiver of Section 341 Meeting and Waiver of Requirement to File Schedules and Statements.  Notwithstanding anything to the contrary in this Combined Order, the Plan, the Order (I) Extending the Time to File Schedules of Assets and Liabilities, Schedules of Current Income and Expenditures, Schedules of Executory Contracts and Unexpired Leases, Statements of Financial Affairs, and Rule 2015.3 Financial Reports, and (II) Granting Related Relief [Docket No. 67] (the “Statements Extension Order”), any other order by the Court or any other filings or pleadings made in the Chapter 11 Cases, as of the date of this Combined Order, the requirement that the U.S. Trustee convene a meeting of creditors pursuant to Section 341(a) of the Bankruptcy

Code is hereby waived and the requirement of the Statements Extension Order that the Debtors File with the Court Schedules and Statements (as defined in the Statements Extension Order) by certain dates is permanently excused.

65.Governmental Units.  Nothing in this Combined Order, the Plan, or any implementing plan documents (collectively, the “Plan Documents”) discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Confirmation Date; (c) any police or regulatory liability to a Governmental Unit that any Entity would be subject to as the owner or operator of property after the Effective Date; or (d) any liability to a Governmental Unit (including a Claim) on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in the Plan Documents enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Notwithstanding any provision of the Plan Documents, any Governmental Unit’s setoff rights under federal law, subject to the limitations set forth in Section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected.  Nothing in the Plan Documents (x) divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret the Plan Documents or to adjudicate any defense asserted under the Plan Documents, in each case only to the extent that the Plan Documents pertain to any liability alleged to fall under the language of this paragraph, or (y) shall be construed as a compromise or settlement of any Claim, liability, Cause of Action or Interest of any Governmental Unit.  For the avoidance of doubt, the Debtors’ and Reorganized Debtors’ rights and defenses under applicable non-bankruptcy law with respect to the foregoing are fully preserved.

66.Non-Releasing Parties.  Notwithstanding anything in the Plan, the Disclosure Statement, this Combined Order or any documents related hereto or thereto to the contrary, (a) Total E&P USA and (b) any of the current and former affiliates, respective successors, assigns of Total E&P USA and any joint venture or project in which Total E&P USA or any of its affiliates is the operator, partner or member (collectively, the “Non-Releasing Parties”) are deemed to have timely and affirmatively opted out of the Third-Party Releases set forth in Section 8.3 of the Plan with respect to all of their Claims regardless of whether or not each such Non-Releasing Party has submitted an opt-out form and shall not be a “Releasing Party” or a “Released Party” for all purposes under the Plan, the Disclosure Statement, this Combined Order or any documents related thereto; for the avoidance of doubt, and notwithstanding any provision of this Combined Order, the Plan or the Disclosure Statement, any claim of the Non-Releasing Parties against an insurance carrier for defense and indemnity is neither released, impaired, affected, discharged, nor otherwise modified by this Combined Order, the Plan or the Disclosure Statement to the extent that (i) there is valid and collectible insurance coverage owed to the Non-Releasing Parties as additional insureds, co-assureds, or protective co-assureds for liability arising out of the loss of life incident occurring on the drillship the Pacific Khamsin on August 23, 2020  (the “Incident”), or (ii) there is valid and collectible insurance coverage for the Debtors’ or any non-Debtor Affiliate’s defense, indemnity and hold harmless obligations owed to the Non-Releasing Parties for claims arising out of the Incident, and all rights of the Non-Releasing Parties as additional insureds, co-assureds, or protective co-assureds are fully preserved.

Signed: December 21, 2020

/s/ DAVID R. JONES
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

-------------------------------------------------------------- In re: PACIFIC DRILLING S.A., et al.,[3] Debtors. --------------------------------------------------------------	X : : : : : : : X	Chapter 11 Case No. 20-35212 (DRJ) (Jointly Administered)

MODIFIED FIRST AMENDED JOINT PLAN OF REORGANIZATION OF PACIFIC DRILLING S.A.
AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

LATHAM & WATKINS LLP			JONES WALKER LLP
George A. Davis			Joseph E. Bain
Suzzanne S. Uhland			Cindy M. Muller
Adam S. Ravin			Gabrielle A. Ramirez
Christopher J. Kochman
Suite 2900
885 Third Avenue			811 Main St
New York, New York 10022			Houston, Texas 77002
Telephone:	(212) 906-1200	Telephone:	(713) 437-1800
Facsimile:	(212) 751-4864	Facsimile:	(713) 437-1810
Email:	george.davis@lw.com	Email:	jbain@joneswalker.com
	suzzanne.uhland@lw.com		cmuller@joneswalker.com
	adam.ravin@lw.com		gramirez@joneswalker.com
chris.kochman@lw.com
- and –
- and -
Elizabeth J. Futrell
Asif Attarwala			201 St. Charles Avenue, 49th Floor
330 North Wabash Avenue, Suite 2800			New Orleans, Louisiana 70170
Chicago, Illinois 60611		Telephone:	(504) 582-8368
Telephone:	(312) 876-7700	Facsimile:	(504) 589-8368
Facsimile:	(312) 993-9767	Email:	efutrell@joneswalker.com
Email:	asif.attarwala@lw.com

Counsel for Debtors and Debtors in Possession

3The Debtors in these cases, along with the last four digits of each Debtor’s U.S. federal tax identification number, to the extent applicable, are: Pacific Drilling S.A. (5724), Pacific Bora Ltd. (9815), Pacific Drilling Operations Limited (9103), Pacific Drilling Operations, Inc. (4446), Pacific Drilling, Inc. (1524), Pacific Drilling, LLC (7655), Pacific Scirocco Ltd. (0073), Pacific Sharav S.À R.L. (2431), Pacific Drilling Holding (Gibraltar) Limited (3754), Pacific Drilling Company Limited (4275), Pacific Sharav Korlátolt Felelősségű Társaság (4898), Pacific Drillship Nigeria Limited (0281), Pacific Drilling Finance S.À R.L., Pacific Drilling Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship S.À R.L., Pacific Mistral Ltd., and Pacific Santa Ana Limited.

4.17	Reserved	31
4.18	Preservation of Causes of Action	31
4.19	Payment of Crossover Group Representative Fees and Expenses	32
ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32
5.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	32
5.2	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	32
5.3	Rejection Damages Claims	33
5.4	Indemnification	34
5.5	Insurance Policies	34
5.6	Contracts and Leases After the Petition Date	35
5.7	Reservation of Rights	35
5.8	Nonoccurrence of Effective Date	35
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		35
6.1	Distributions on Account of Claims Allowed as of the Effective Date	35
6.2	Rights and Powers of the Distribution Agent	35
6.3	Special Rules for Distributions to Holders of Disputed Claims	36
6.4	Delivery of Distributions	36
6.5	Claims Paid or Payable by Third Parties	39
6.6	No Postpetition or Default Interest on Claims	39
6.7	Setoffs	40
6.8	Allocation Between Principal and Accrued Interest	40
ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		40
7.1	Proofs of Claim / Disputed Claims Process	40
7.2	Objections to Claims	41
7.3	Estimation of Claims	41
7.4	No Distribution Pending Allowance	41
7.5	Distribution After Allowance	41
7.6	No Interest	42
7.7	Adjustment to Claims Without Objection	42
7.8	Disallowance of Claims	42
ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		42
8.1	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies	42
8.2	Releases by the Debtors	43
8.3	Releases by Holders of Claims and Interests	44
8.4	Exculpation	46
8.5	Injunction	46
8.6	Protection Against Discriminatory Treatment	47
8.7	Release of Liens	47
8.8	Reimbursement or Contribution	48
8.9	Recoupment	48
ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		48
9.1	Conditions Precedent to the Effective Date	48

9.2	Waiver of Conditions Precedent	49
9.3	Effect of Non-Occurrence of Conditions to Consummation	49
9.4	Substantial Consummation	50
ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		50
10.1	Modification of Plan	50
10.2	Effect of Confirmation on Modifications	50
10.3	Revocation or Withdrawal of Plan	50
ARTICLE XI RETENTION OF JURISDICTION		50
ARTICLE XII MISCELLANEOUS PROVISIONS		52
12.1	Immediate Binding Effect	52
12.2	Additional Documents	52
12.3	Reservation of Rights	52
12.4	Successors and Assigns	52
12.5	Service of Documents	53
12.6	Term of Injunctions or Stays	54
12.7	Entire Agreement	54
12.8	Plan Supplement	54
12.9	Non-Severability	54
12.10	Votes Solicited in Good Faith	54
12.11	Dissolution of the Committee	55
12.12	Closing of Chapter 11 Cases	55
12.13	Waiver or Estoppel	55

INTRODUCTION

Pacific Drilling S.A. and its domestic and foreign affiliates and subsidiaries that are debtors and debtors-in-possession in the above-captioned Chapter 11 Cases jointly propose this Plan (as defined below) pursuant to Section 1121(a) of the Bankruptcy Code for the resolution of outstanding Claims (as defined below) against, and Interests (as defined below) in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code.  Reference is made to the accompanying Disclosure Statement (as defined below) for a discussion of the Debtors’ history, businesses, properties, operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated herein, and certain other related matters.

The Plan contemplates certain transactions and differing treatment for different Classes of Claims and Interests, including, without limitation, the following treatment of these Holders of Claims and Interests (described in greater detail in Article III herein and in the Disclosure Statement):

Each Holder of an Allowed First Lien Notes Claim (inclusive of accrued and unpaid interest), on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed First Lien Notes Claim, shall receive (a) its pro rata share of 91.5% of the New PDC Equity, subject to dilution on account of the equity issued, if any, pursuant to the Management Incentive Plan and the New 2L Warrants and (b) cash sufficient to satisfy any accrued and unpaid Agent and Trustee fees and expenses (including the fees and expenses of counsel and advisors) pursuant to the First Lien Notes Indenture;

Each Holder of an Allowed Second Lien Notes Claim (inclusive of accrued and unpaid interest), on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Second Lien Notes Claim, shall receive the following: (i) its pro rata share of (x) 8.5% of the New PDC Equity, subject to dilution on account of the equity issued, if any, pursuant to the Management Incentive Plan and the New 2L Warrants; and (y) the New 2L Warrants; and (ii) cash sufficient to satisfy any accrued and unpaid Agent and Trustee fees and expenses (including the fees and expenses of counsel and advisors) pursuant to the Second Lien Notes Indenture;

Holders of Allowed General Unsecured Claims shall receive no recovery on account of such Claims. On the Effective Date, all such Claims shall be cancelled, released, extinguished, and discharged; and

The Existing Lux Beneficial Interests shall be deemed worthless, released, extinguished, and discharged.  Holders of Allowed Existing Lux Beneficial Interests shall receive no distribution on account of such Interests.  On the Effective Date, legal title to the Existing Lux Interests shall be deemed transferred to the Estate Representative or the Sole Owner (as defined below) as set forth in the Restructuring Transaction Steps (as defined below).

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1Defined Terms

1.“Administrative Claim” means a Claim incurred by the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under Sections 503(b), 507(a)(2), 507(b), or 1114(e)(2)  of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to Section 1930 of Chapter 123 of title 28 of the United States Code.

2.“Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than requests for payment of Professional Fee Claims and Administrative Claims arising under Section 503(b)(9) of the Bankruptcy Code), which shall be 30 days after the Effective Date.

3.“Affiliate” has the meaning set forth in Section 101(2) of the Bankruptcy Code.

4.“Agent” means, collectively or individually as the context may require, the First Lien Notes Agent and/or the Second Lien Notes Agent, including any successors thereto.

5.“Akin Gump” means Akin Gump Strauss Hauer & Feld LLP, as legal counsel to the Crossover Group.

6.“Allowed” means, with respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith.  Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date.  No Claim of any Entity subject to Section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

7.“AST” means American Stock Transfer & Trust Company, LLC.

8.“Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under Sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

9.“Backstop Commitment Agreement” means that certain Backstop Commitment Letter, dated as of October 30, 2020, as may be amended or modified from time to time in accordance with the terms thereof, pursuant to which the Backstop Parties have agreed to, among other things, backstop the Exit Facility in accordance with the terms and conditions set forth therein and such other terms acceptable to the Debtors and the Backstop Parties.

10.“Backstop Parties” means certain funds managed and/or advised by PIMCO LLC, Whitebox Advisors LLC, GoldenTree Asset Management LP, Hayfin Capital Management LLP, and/or certain of their Affiliates or their affiliated investment funds, or investment funds, accounts, vehicles, or other entities that are managed, advised or sub-advised by them or their Affiliates party to the Backstop Commitment Agreement.

11.“Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection

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of the Plan in accordance with the Plan and the procedures governing the solicitation process, subject to the RSA Definitive Document Requirements.

12.“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

13.“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas—Houston Division or such other court having jurisdiction over the Chapter 11 Cases.

14.“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

15.“Beneficial Interest” means any economic interest, such as the right to share in gains and losses, other than legal title, of the Holder of an Interest held through a bank, broker, or agent.

16.“Business Day” means any day, other than a Saturday, Sunday, or a legal holiday in New York, as defined in Bankruptcy Rule 9006(a).

17.“Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

18.“Cash Collateral” means all of the Debtors’ “cash collateral” as defined under Section 363 of the Bankruptcy Code, in which the First Lien Noteholders and the Second Lien Noteholders have valid, perfected security interests, liens, or mortgages.

19.“Cash Collateral Motion” means the motion filed with the Bankruptcy Court for entry of the Cash Collateral Order, which motion shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

20.“Cash Collateral Order” means an order governing the use of Cash Collateral, which order shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

21.“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise.  Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to Sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Section 558 of the Bankruptcy Code.

22.“Cayman Proceeding” means a parallel insolvency proceeding of PDCL in a court of competent jurisdiction in the Cayman Islands, commenced substantially simultaneously with the Chapter 11 Cases.

23.“Cayman Restructuring Documents” means the winding up petition (petition); the ex parte summons; the affidavit verifying the winding up petition; the affidavit in support of the ex parte summons; the affidavits of consents from each of the proposed joint provisional liquidators; the joint provisional liquidation order; the summons seeking validation orders; the affidavit in support of validation order

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summons; the validation order; the order discharging joint provisional liquidators and withdrawing winding up petition, and any other documents to be filed in the Grand Court of the Cayman Islands or otherwise required, governing, related to, entered into, utilized or necessary to effect the Cayman Proceeding, in each case, which documents shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

24.“Certificate” means any instrument evidencing a Claim or an Interest.

25.“Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the Chapter 11 case filed for that Debtor pursuant to Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered Chapter 11 cases for all of the Debtors.

26.“Claim” means any claim, as defined in Section 101(5) of the Bankruptcy Code, against any of the Debtors.

27.“Claims Bar Date” means, as applicable, the Administrative Claims Bar Date, the Other Secured Claims Bar Date, the Other Priority Claims Bar date, or the contract rejection damages bar date established pursuant to the Confirmation Order or the Combined Order (if applicable).

28.“Class” means a category of Holders of Claims or Interests under Section 1122(a) of the Bankruptcy Code.

29.“Combined Hearing” means the hearing(s) before the Bankruptcy Court under Section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Combined Order (if applicable).

30.“Combined Motion” means, if applicable, the motion that combines the relief sought in the Disclosure Statement Motion and the Confirmation Brief, respectively, which motion shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

31.“Confirmation” means the entry of the Confirmation Order or the Combined Order (if applicable) by the Bankruptcy Court on the docket of the Chapter 11 Cases.

32.“Confirmation Brief” means any pleading filed by the Debtors with the Bankruptcy Court for entry of an order confirming the Plan, which pleading shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

33.“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order or the Combined Order (if applicable) on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

34.“Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under Section 1128 of the Bankruptcy Code to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

35.“Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, which order shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

36.“Consenting Creditors” means collectively, the Consenting First Lien Creditors and the Consenting Second Lien Creditors.

37.“Consenting First Lien Creditors” means collectively, the creditors that have executed the Restructuring Support Agreement, each of which is a Holder of, or an investment advisor, sub-advisor, or manager of discretionary accounts that hold, First Lien Notes Claims.

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38.“Consenting Second Lien Creditors” means collectively, the creditors that have executed the Restructuring Support Agreement, each of which is a Holder of, or an investment advisor, sub-advisor, or manager of discretionary accounts that hold, Second Lien Notes Claims.

39.“Consummation” means the occurrence of the Effective Date.

40.“Crossover Group” means that certain ad hoc group comprising certain unaffiliated Consenting First Lien Creditors and Consenting Second Lien Creditors represented by Akin Gump and Houlihan Lokey and listed on the signature pages to the Restructuring Support Agreement.

41.“Crossover Group Representatives” means (a) Akin Gump, as counsel to the Crossover Group; (b) Houlihan Lokey, as financial advisor to the Crossover Group; (c) Walkers, as Cayman legal counsel to the Crossover Group; (d) Loyens & Loeff Luxembourg S.À.R.L, as Luxumbourg legal counsel to the Crossover Group; (e) Seward & Kissel LLP, as maritime counsel to the Crossover Group; and (f) such other legal, consulting, financial, and/or other professional advisors as may be retained or may have been retained from time to time by the Crossover Group.

42.“Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under Section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to Section 365(b)(2) of the Bankruptcy Code.

43.“D&O Liability Insurance Policy” means all unexpired directors’, managers’, and officers’ liability insurance policy (including any “tail policy” and all agreements, documents, or instruments related thereto) of any of the Debtors that have been issued or provide coverage to current and former directors, managers, officers, and employees of the Debtors.

44.“Debtor” means each of Pacific Drilling S.A., Pacific Bora Ltd., Pacific Drilling Operations Limited, Pacific Drilling Operations, Inc., Pacific Drilling, Inc., Pacific Drilling, LLC, Pacific Scirocco Ltd., Pacific Sharav S.À R.L., Pacific Drilling Holding (Gibraltar) Limited, Pacific Drilling Company Limited, Pacific Sharav Korlátolt Felelősségű Társaság, Pacific Drillship Nigeria Limited, Pacific Drilling Finance S.À R.L., Pacific Drilling Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship S.À R.L., Pacific Mistral Ltd., and Pacific Santa Ana Limited.

45.“Debtor Release” means the releases set forth in Article 8.2 of the Plan.

46.“Definitive Documents” shall have the meaning set forth in the Restructuring Support Agreement.

47.“Designated Representative” means each of the representatives, if any, designated, authorized, and directed by the Estate Representative or the Sole Owner, as applicable, to take actions under the laws of the Grand Duchy of Luxembourg.

48.“Disclosure Statement” means the Disclosure Statement for the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as the same may be amended, modified, or supplemented from time to time, including all exhibits, schedules, appendices, supplements, and related documents, which Disclosure Statement shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

49.“Disclosure Statement Motion” means the Debtors’ motion to approve (conditionally or on a final basis) the Disclosure Statement and Solicitation Materials as containing, among other things, “adequate information” as required by Sections 1125 and 1126(b) of the Bankruptcy Code, which motion shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

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50.“Disclosure Statement Order” means the order of the Bankruptcy Court approving (conditionally or on a final basis) the Disclosure Statement and the Solicitation Materials pursuant to Section 1125 of the Bankruptcy Code, which order shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

51.“Disputed” means, with respect to a Claim, any such Claim (a) that is not Allowed, (b) that is disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable, (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law, (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which a timely objection or request for estimation has been Filed, and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

52.“Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

53.“Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.

54.“Distribution Record Date” means December 23, 2020.

55.“DTC” means The Depository Trust Company.

56.“Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article 9.1 of the Plan have been (i) satisfied or (ii) waived in accordance with Article 9.2 of the Plan, and on which the Restructuring Transactions become effective or are consummated.  Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

57.“Eligible Holder” means a Holder that certifies to the reasonable satisfaction of the Debtors that it is: (i) for a Holder located in the United States, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act) or an “accredited investor” (as defined in Rule 501 of Regulation D of the Securities Act); or (ii) for a Holder located outside the United States, a person other than a “U.S. person” (as defined in Rule 902(k) of Regulation S of the Securities Act) and not participating on behalf of or on account of a U.S. person.

58.“Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code.

59.“Estate” means the estate of any Debtor created under Section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

60.“Estate Representative” means Carrianne Basler, acting solely in her capacity as the representative on behalf of the Debtors’ Estates in any foreign insolvency proceeding and any corporate action in a foreign jurisdiction or such other person as may be agreed upon between the Debtors and the Required Consenting First Lien Creditors, which shall be disclosed in the Plan Supplement to the extent known as of the Plan Supplement Filing Date and which shall be disclosed no later than the commencement of the Confirmation Hearing.

61.“Exculpated Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Non-Debtor Affiliates; (d) the Estates; (e) the Consenting Creditors; (f) the Backstop Parties; (g) the First Lien Notes Indenture Trustee, the First Lien Notes Agent, the Second Lien Notes Indenture Trustee and the Second Lien Notes Agent; (h) the Estate Representative; (i) the Designated Representative; and (j) with respect to the foregoing clauses (a) through (i), each such Entity’s current and former affiliates, and such Entities’ and their current and former affiliates’ current and

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former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that any Holder of a Claim that is not a party to the Restructuring Support Agreement and that opts out of the releases contained in the Plan shall not be an “Exculpated Party,” in each case from any claims and causes of action related to or in connection with the Debtors, their business or capital structure, the Restructuring Transactions, the Chapter 11 Cases or any matters or agreements related thereto, in each case arising on or prior to the Effective Date.

62.“Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code.

63.“Existing Lux Beneficial Interests” means Beneficial Interests with respect to the Existing Lux Interests.

64.“Existing Lux Interests” means all of the issued and outstanding common shares of PDSA.

65.“Exit Facility” means a new senior secured delayed draw term loan credit facility in the aggregate principal amount of up to $80 million that certain Debtors will enter into on the Effective Date on terms consistent with the Restructuring Support Agreement, the Backstop Commitment Agreement and as set forth in the Exit Facility Term Sheet, which Exit Facility shall be in accordance with the Restructuring Support Agreement, the Backstop Commitment Agreement and subject to the RSA Definitive Document Requirements.

66.“Exit Facility Agent” means any agent under the Exit Facility in accordance with the Exit Facility Documents.

67.“Exit Facility Documents” means the Exit Facility credit agreement and any other documentation necessary to effectuate the incurrence of the Exit Facility and any Liens on or security interests in the Reorganized Debtors’ assets in connection with the Exit Facility, which Exit Facility Documents shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements and the Backstop Commitment Agreement.

68.“Exit Facility Lender” means any lender under the Exit Facility.

69.“Exit Facility Term Sheet” means the term sheet with respect to the Exit Facility attached as Exhibit B to the Restructuring Term Sheet.

70.“Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

71.“Fee Letters” means  (a) that certain letter agreement, dated as of April 6, 2020, among the Company, and Akin Gump, as legal counsel to the Crossover Group; (b) that certain letter agreement, dated as of April 7, 2020, among the Company and Houlihan, as financial advisor to the Crossover Group; (c) that certain letter agreement, dated as of October 2, 2020, among the Company, and Walkers, as Cayman legal counsel to the Crossover Group; (d) that certain letter agreement, dated as of October 1, 2020, among the Company and Loyens & Loeff Luxembourg S.À R.L, as Luxembourg legal counsel to the Crossover Group, and (e) that certain letter agreement, dated as of October 1, 2020, among the Company and Seward & Kissel LLP, as maritime counsel to the Crossover Group.

72.“File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

73.“Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

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74.“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

75.“First Day Pleadings” means the motions and proposed court orders that the Debtors file on or after the Petition Date and seek to have heard on an expedited basis at the first day hearing, which motions and proposed court orders shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

76.“First Lien Noteholders” means the holders of First Lien Notes.

77.“First Lien Notes” means those certain notes issued pursuant to the First Lien Notes Indenture.

78.“First Lien Notes Agent” means Wilmington Trust, National Association in its capacity as collateral agent for all holders of First Lien Obligations under the Collateral Documents (as defined in the First Lien Notes Indenture) and any successor or assign thereunder.

79.“First Lien Notes Claims” means any Claim arising under or on account of the First Lien Notes.

80.“First Lien Notes Indenture” means that certain Indenture, dated as of September 26, 2018, by and among Pacific Drilling First Lien Escrow Issuer Limited, as escrow issuer, Wilmington Trust, National Association, as Trustee, Wilmington Trust, National Association, as Collateral Agent, and the guarantors named therein, of the 8.375% First Lien Notes due 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

81.“First Lien Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as Trustee under the First Lien Notes Indenture, and any successor or assign thereunder.

82.“General Administrative Claim” means any Administrative Claim, including Cure Claims, other than a Professional Fee Claim.

83.“General Unsecured Claim” means any Claim, other than an Administrative Claim, a Professional Fee Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Notes Claim, a Second Lien Notes Claim, an Intercompany Claim, or a Section 510(b) Claim against one or more of the Debtors.  For the avoidance of doubt, General Unsecured Claims shall include any direct or derivative Claims held by or asserted through the Zonda Debtors.

84.“General Unsecured Creditor” means the Holder of a General Unsecured Claim.

85.“Governance Documents” shall have the meaning set forth in the Restructuring Support Agreement.

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86.“Governance Term Sheet” means Exhibit C to the Restructuring Term Sheet.

87.“Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code.

88.“Holder” means an Entity holding a Claim against or an Interest in any Debtor.

89.“Houlihan Lokey” means Houlihan Lokey Capital, Inc., as financial advisor to the Crossover Group.

90.“Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

91.“Indemnification Provision” means each of the Debtors’ indemnification provisions that are in place as of the September 1, 2020, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such.

92.“Intercompany Claim” means any Claims or Causes of Action held by a Debtor against another Debtor or an Affiliate of a Debtor or any Claims or Causes of Action held by an Affiliate of a Debtor against a Debtor, including but not limited to any direct or derivative Claim held by an Affiliate of a Debtor against a Debtor.  For the avoidance of doubt, any direct or derivative Claims held by or asserted through the Zonda Debtors shall be classified and treated as General Unsecured Claims and not as Intercompany Claims.

93.“Intercompany Interest” means an Interest in any Debtor, or a direct or indirect subsidiary of any Debtor, held by another Debtor, other than Interests in PDCL held by PDSA.

94.“Interest” means any equity security as such term is defined in Section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

95.“Lien” means a lien as defined in Section 101(37) of the Bankruptcy Code.

96.“Management Incentive Plan” means any equity or equity-based incentive plan, program, arrangement or agreement adopted by the board of directors of Reorganized PDC following the Effective Date, with such terms as determined by such board of directors after the Effective Date, and which shall be in all respects consistent with the Employee Matters Term Sheet annexed to the Restructuring Term Sheet as Exhibit D.

97.“New 2L Warrants” means the 7-year warrants to be issued to each Holder of Allowed Second Lien Notes Claims to purchase such Holder’s pro rata share of 15% of the fully diluted New PDC Equity (calculated as of the Effective Date), subject to dilution on the Effective Date solely on account of the equity issued, if any, pursuant to the Management Incentive Plan, exercisable at a strike price equivalent to an equity value of Reorganized PDC of $750 million.

98.“New 2L Warrants Agreements” means those certain agreements providing for, among other things, the issuance and terms of the New 2L Warrants, which shall be included in the Plan Supplement,

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and which shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.  The New 2L Warrants Agreements shall provide for Black-Scholes protection assuming 45% volatility exercisable in the event of a Third Party Sale Transaction (but no other cashless exercise option) and limited anti-dilution protection for transactions not involving third parties or a change of control.

99.“New Board” means Reorganized PDC’s initial board of directors or managers, as applicable, as of the Effective Date, in accordance with the Governance Term Sheet and the identities of such directors or managers, as applicable, shall be set forth in the Plan Supplement to the extent known as of the Plan Supplement Filing Date, but shall be disclosed no later than the commencement of the Confirmation Hearing.

100.“New Operating Agreement” means that certain operating agreement for Reorganized PDC, in substantially the form to be Filed as part of the Plan Supplement, effective as of the Effective Date, to which all parties receiving New PDC Equity (and all persons to whom such parties may sell or transfer their New PDC Equity in the future and all persons who purchase or acquire the New PDC Equity from Reorganized PDC in future transactions) shall be required to become or shall be deemed parties, which shall be consistent in all respects with the Governance Term Sheet and subject to the RSA Definitive Document Requirements.

101.“New Organizational Documents” means such certificates or articles of incorporation, charters, bylaws, operating agreements, shareholder agreements, or other applicable formation documents for each of the Reorganized Debtors, as applicable, the forms of which shall be included in the Plan Supplement, and which shall be consistent in all respects with the Governance Term Sheet and subject to the RSA Definitive Document Requirements.

102.“New PDC Equity” means the Interests in Reorganized PDC to be authorized, issued, or reserved on the Effective Date pursuant to the Plan.

103.“Non-Debtor Affiliates” means Pacific Drilling Administrator Limited; Pacific Drilling do Brasil Invetimentos Ltda; Pacific Drilling do Brasil Servicos de Perfuacao Ltda; Pacific Drilling Ghana Limited; Pacific Drilling International LLC; Pacific Drilling International Ltd.; Pacific Drilling Manpower Ltd.; Pacific Drilling Manpower S.à r.l.; Pacific Drilling Manpower, Inc.; Pacific Drilling N.V.; Pacific Drilling Netherlands Coöperatief U.A.; Pacific Drilling South America 1 Limited; Pacific Drilling South America 2 Limited.; Pacific Drillship México, S. de R.L. de C.V.; Pacific Menergy Ghana Limited; Pacific Deepwater Construction Limited; and Pacific International Drilling West Africa Limited.

104.“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

105.“Other Priority Claims Bar Date” means the deadline for Filing Proofs of Claim on account of Other Priority Claims, which shall be set forth in the notice of proposed claim amount included in the Plan Supplement.

106.“Other Secured Claim” means any Secured Claim against any of the Debtors, including a Secured Tax Claim, other than a First Lien Notes Claim or a Second Lien Notes Claim.

107.“Other Secured Claims Bar Date” means the deadline for Filing Proofs of Claim on account of Other Secured Claims, which shall be set forth in the notice of proposed claim amount included in the Plan Supplement.

108.“PDCL” means PDSA’s subsidiary Pacific Drilling Company Limited, a company incorporated in the Cayman Islands.

109.“PDSA” means Pacific Drilling S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg register of

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commerce and companies under registration number B159658, having its registered office at 8-10 Avenue de la Gare, L-1610, Luxembourg.

110.“Person” means a person as defined in Section 101(41) of the Bankruptcy Code.

111.“Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing its Chapter 11 Case.

112.“Plan” means this joint Chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including the Plan Supplement and all appendices, exhibits, schedules and supplements thereto), as it may be amended, modified, or supplemented from time to time in accordance with the terms hereof and the Restructuring Support Agreement.  The Plan shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

113.“Plan Objection Deadline” means the date and time by which objections to Confirmation and Consummation of this Plan must be Filed with the Bankruptcy Court.

114.“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be filed no later than the Plan Supplement Filing Date, as amended, modified or supplemented from time to time after the Plan Supplement Filing Date in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement, including the following documents: (a) the New Organizational Documents; (b) the New Operating Agreement; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) a list of retained Causes of Action; (e) to the extent known, the identity of the members of the New Board; (f) the Exit Facility Documents; (g) New 2L Warrants Agreements; (h) the Restructuring Transaction Steps; and (i) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan.  The Plan Supplement shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

115.“Plan Supplement Filing Date” means the date that is ten (10) days before the Voting Deadline.

116.“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

117.“Pro rata” means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that respective Class.

118.“Professional Fee Claim” means all Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Effective Date under Sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

119.“Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount as set forth in Article 2.1.2(b) of the Plan.

120.“Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Retained Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Retained Professionals shall deliver to the Debtors and the Crossover Group as set forth in Article 2.1.2(c) of the Plan.

121.“Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

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122.“Reinstate,” “Reinstated,” or “Reinstatement” means, leaving a Claim Unimpaired under the Plan.

123.“Released Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Non-Debtor Affiliates; (d) the Estates; (e) the Consenting Creditors; (f) the Backstop Parties; (g) the First Lien Notes Indenture Trustee, the First Lien Notes Agent, the Second Lien Notes Indenture Trustee, and the Second Lien Notes Agent; (h) the Estate Representative; (i) the Designated Representative; and (j) with respect to the foregoing clauses (a) through (i), each such entity’s current and former affiliates, and such entities’ and their current and former affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that any Holder of a Claim that is not a party to the Restructuring Support Agreement and that opts out of the releases contained in the Plan shall not be a “Released Party,” in each case, from any claims and causes of action related to or in connection with the Debtors, their business or capital structure, the Restructuring Transactions, the Chapter 11 Cases or any matters or agreements related thereto, in each case arising on or prior to the Effective Date.

124.“Releasing Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Non-Debtor Affiliates; (d) the Estates; (e) the Consenting Creditors; (f) the Backstop Parties; (g) the First Lien Notes Indenture Trustee, the First Lien Notes Agent, the Second Lien Notes Indenture Trustee, and the Second Lien Notes Agent; (h) all Holders of Claims who vote to accept the Plan; (i) all Holders of Claims who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (j) all Holders of Claims who vote to reject the Plan and who do not opt out of the releases provided by the Plan; (k) the Estate Representative; (l) the Designated Representative; and (m) with respect to the foregoing clauses (a) through (l), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that any Holder of a Claim that is not a party to the Restructuring Support Agreement and that opts out of the releases contained in the Plan shall not be a “Releasing Party.”  For the avoidance of doubt, Holders of Claims and Interests in Classes 5, 6, and 9 are not included in the definition of “Releasing Party,” and such Holders are not deemed to have consented to the Third-Party Releases contained in this Plan.  Accordingly, such Holders are not provided with an opportunity to opt out of such releases.

125.“Reorganized Debtors” means the Debtors, including Reorganized PDC, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date as specified in the Restructuring Transaction Steps and in accordance with the Restructuring Transactions.

126.“Reorganized PDC” means PDCL as reorganized on the Effective Date and pursuant to the Plan.

127.“Required Consenting Creditors” has the meaning ascribed to such term in the Restructuring Support Agreement.

128.“Required Consenting First Lien Creditors” has the meaning ascribed to such term in the Restructuring Support Agreement.

129.“Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of October 30, 2020, including the Restructuring Term Sheet, and all exhibits, schedules and

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attachments thereto, by and among the Debtors, the Consenting Creditors, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, attached as Exhibit B to the Disclosure Statement.

130.“Restructuring Term Sheet” shall have the meaning set forth in the Restructuring Support Agreement.

131.“Restructuring Transaction Steps” means the document setting forth the sequence of certain Restructuring Transactions, which shall be included in the Plan Supplement and which shall be in accordance with the Restructuring Support Agreement and the RSA Definitive Document Requirements.

132.“Restructuring Transactions” shall have the meaning set forth in Article 4.2 of the Plan.

133.“Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with Sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) Sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

134.“RSA Definitive Document Requirements” means the respective consent rights of the Debtors and the applicable Consenting Creditors as set forth in the Restructuring Support Agreement.

135.“Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule (including any amendments or modifications thereto) that will be Filed as part of the Plan Supplement and will include a list of all Executory Contracts and Unexpired Leases that the Debtors will reject pursuant to the Plan, as amended by the Debtors from time to time in accordance with the Plan, which schedule shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

136.“Second Lien Noteholders” means the holders of Second Lien Notes.

137.“Second Lien Notes” means those certain notes issued pursuant to the Second Lien Notes Indenture.

138.“Second Lien Notes Agent” means Wilmington Trust, National Association in its capacity as junior lien collateral agent for all holders of Second Lien Obligations under the Collateral Documents (as defined in the Second Lien Notes Indenture) and any successor or assign thereunder.

139.“Second Lien Notes Claims” means any Claim arising under or on account of the Second Lien Notes.

140.“Second Lien Notes Indenture” means that certain Indenture, dated as of September 26, 2018, by and among Pacific Drilling Second Lien Escrow Issuer Limited, as escrow issuer, Wilmington Trust, National Association, as Trustee, Wilmington Trust, National Association, as Junior Lien Collateral Agent, and the guarantors named therein, of the 11.000% / 12.000% Second Lien PIK Notes due 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

141.“Second Lien Notes Indenture Trustee” means Wilmington Trust, National Association, in its capacity as Trustee under the Second Lien Notes Indenture, and any successor or assign thereunder.

142.“Section 510(b) Claim” means any Claim against any Debtor: (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; (c) for reimbursement or contribution Allowed under Section 502 of the Bankruptcy Code on account of such a Claim; or (d) otherwise subordinated pursuant to Section 510(b) of the Bankruptcy Code.

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143.“Secured Claim” means, when referring to a Claim, a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a Secured Claim.

144.“Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

145.“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law.

146.“Security” shall have the meaning set forth in Section 101(49) of the Bankruptcy Code.

147.“Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

148.“Sole Owner” shall have the meaning set forth in Article 4.12 of the Plan.

149.“Solicitation Agent” means Prime Clerk, LLC, the noticing, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

150.“Solicitation Materials” means all solicitation materials with respect to the Plan together with the Disclosure Statement, which solicitation materials shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements.

151.“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies.

152.“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

153.“Third-Party Release” means the releases set forth in Article 8.3 of the Plan.

154.“Third-Party Sale Transaction” means a transaction or series of related transactions to which Reorganized PDC or its subsidiaries is a party pursuant to which all or substantially all of the assets of Reorganized PDC and its subsidiaries (taken as a whole) are transferred, directly or indirectly, to a third party (whether as a result of a consolidation, a sale of equity, a merger, a sale or issuance of equity or a sale of assets), in each case, in which the outstanding New PDC Equity shall be entitled to receive (either directly or upon subsequent liquidation) cash, securities, other property or any combination thereof and excluding a transaction if, immediately after consummation of such transaction, the then existing holders of New PDC Equity own, directly or indirectly and solely on account of their New PDC Equity, a majority of the equity of the purchasing entity, the surviving entity or its applicable parent entity following such transaction.  If a transaction does not qualify as a Third Party Sale Transaction, the New 2L Warrants shall not terminate on the occurrence of such transaction and shall continue in full force and effect with respect to Reorganized PDC (or its applicable successor).

155.“Trustee” means, collectively or individually as the context may require, the First Lien Notes Indenture Trustee and/or the Second Lien Notes Indenture Trustee, including any successors thereto.

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156.“U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

157.“Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

158.“Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code.

159.“Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of Section 1124 of the Bankruptcy Code.

160.“Voting Deadline” means the date and time by which the Solicitation Agent must actually receive the Ballots, as set forth on the Ballots.

161.“Zonda Debtors” means collectively, Pacific Drilling VIII Limited, Pacific Drilling Services, Inc., and any successor entities thereto.

1.2Rules of Interpretation

For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to statutes, regulations, orders, rules of court and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (m) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

1.3Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

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1.4Governing Law

Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code or Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

1.5Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

1.7Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control.  In the event of an inconsistency between the Plan and any document included in the Plan Supplement, or any other Definitive Document, the terms of the applicable document included in the Plan Supplement or other Definitive Document shall control.  In the event of an inconsistency between the Plan, any document included in the Plan Supplement, or other Definitive Document,  on the one hand, and the Confirmation Order or the Combined Order (if applicable), on the other hand, the Confirmation Order or the Combined Order (if applicable) shall control.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

2.1Administrative Claims

In accordance with Section 1123(a)(1) of the Bankruptcy Code, General Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

2.1.1General Administrative Claims

Except to the extent that a Holder of an Allowed General Administrative Claim agrees to a less favorable treatment, subject to the consent of the Required Consenting First Lien Creditors, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim, which, for the avoidance of doubt, excludes Holders of Professional Fee Claims and Claims for fees and expenses pursuant to Section 1930 of Chapter 123 of title 28 of the United States Code, will receive in full and final satisfaction of its General Administrative Claim an amount of Cash equal to the amount of such Allowed General Administrative Claim in accordance with the following: (a) if a General Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such General Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such General Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed General Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim without any further action by the Holders of such Allowed General Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtors (with the consent of the Required

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Consenting First Lien Creditors) or the Reorganized Debtors, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.1.2Professional Fee Claims

(a)	Final Fee Applications

All final requests for Professional Fee Claims shall be filed no later than 30 days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.  For the avoidance of doubt, any fees and expenses incurred by the Crossover Group Representatives and the Agents and/or Trustees shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance with the Restructuring Support Agreement and the Plan, as applicable.

(b)	Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount.  The Professional Fee Escrow Account shall be maintained by the Reorganized Debtors in trust solely for the benefit of the Retained Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claims that have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.  To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Allowed Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article 2.1 hereof.

(c)	Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate their Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtors, on or before the Effective Date.  If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional.  The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

(d)	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall pay in Cash the reasonable legal fees and expenses incurred by such Debtor or Reorganized Debtor (as applicable) after the Effective Date in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court.  Upon the Effective Date, any requirement that Retained Professionals comply with Sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

(e)	Substantial Contribution Compensation and Expenses

Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to

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Sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, the Consenting Creditors, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before the Administrative Claims Bar Date.

2.1.3Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than Cure Claims or Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court or Solicitation Agent, as applicable, and served on the Debtors and the Crossover Group no later than the Administrative Claims Bar Date.  Holders of Administrative Claims (other than Cure Claims or Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval.  The Reorganized Debtors may also choose to object to any Administrative Claim no later than 90 days after the Administrative Claims Bar Date or such other period of limitation as may be specifically fixed by the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, subject to extensions by the Bankruptcy Court upon motion of the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, or agreement in writing of the parties.  Unless the Debtors or the Reorganized Debtors object to a timely-filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested.  In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be Allowed and, if so, in what amount.

2.2Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, subject to the consent of the Required Consenting First Lien Creditors, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with Sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

2.3Statutory Fees

Prior to the Effective Date, all monthly reports then due shall be filed in a form reasonably acceptable to the U.S. Trustee, and all fees due and payable pursuant to Section 1930 of title 28 of the U.S. Code shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

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ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1Classification of Claims and Interests

The Plan constitutes a separate plan proposed by each Debtor within the meaning of Section 1121 of the Bankruptcy Code.  Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with Section 1122 of the Bankruptcy Code.  In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date.  For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be nine (9) Classes for each Debtor other than, for the avoidance of doubt, Class 9, which shall exist solely at PDSA); provided that any Class that does not contain any Allowed Claims or Allowed Interests with respect to a particular Debtor will be treated in accordance with Section 3.5 below.

Below is a chart assigning each Class a number for purposes of identifying each separate Class:

Summary of Classification and Treatment of Claims and Interests

Class	Description	Status	Entitled to Vote
1	Other Secured Claims	Unimpaired	No (deemed to accept)
2	Other Priority Claims	Unimpaired	No (deemed to accept)
3	First Lien Notes Claims	Impaired	Yes
4	Second Lien Notes Claims	Impaired	Yes
5	General Unsecured Claims	Impaired	No (deemed to reject)
6	Section 510(b) Claims	Impaired	No (deemed to reject)
7	Intercompany Claims	Impaired	No (deemed to reject)
8	Intercompany Interests	Unimpaired	No (presumed to accept)
9	Existing Lux Beneficial Interests	Impaired	No (deemed to reject)

3.2Treatment of Classes of Claims and Interests

Except to the extent that the Debtors, with the consent of the Required Consenting First Lien Creditors, and a Holder of an Allowed Claim agrees to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

(a)	Class 1—Other Secured Claims
(1)	Classification: Class 1 consists of Other Secured Claims.

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(2)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, subject to the consent of the Required Consenting First Lien Creditors, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, each Holder thereof shall receive, at the election of the applicable Debtor(s) (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtor(s), as applicable: (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code.

(3)

Impairment and Voting: Class 1 is Unimpaired. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

(4)

Proof of Claim: As more fully set forth in Article 7.1, in the event that a Holder of an Other Secured Claim objects to the proposed claim amount disclosed by the Debtors in the notice of proposed claim amount included in the Plan Supplement, such Holder shall be required to File a Proof of Claim by the Claims Bar Date asserting the actual amount it believes it is owed.  Any such Holder that fails to file a Proof of Claim by the Claims Bar Date set forth in the notice will be deemed to have consented to the claim amount proposed by the Debtors and will be deemed to have forever released and waived any objection to such amount.

(b)	Class 2—Other Priority Claims
(1)	Classification: Class 2 consists of Other Priority Claims.
(2)

Treatment: Except to the extent that a Holder of an Other Priority Claim agrees to less favorable treatment, subject to the consent of the Required Consenting First Lien Creditors, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, each Holder thereof shall receive, at the election of the applicable Debtor(s) or Reorganized Debtor(s), as applicable, payment in full in Cash or otherwise receive treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code.

(3)

Impairment and Voting: Class 2 is Unimpaired. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

(4)

Proof of Claim: As more fully set forth in Article 7.1, in the event that a Holder of an Other Priority Claim objects to the proposed claim amount disclosed by the Debtors in the notice of proposed claim amount included in the Plan Supplement, such Holder shall be required to File a Proof of Claim by the Claims Bar Date asserting the actual amount it believes it is owed.  Any such Holder that fails to file a Proof of Claim by the Claims Bar Date set forth in the notice will be deemed to have consented to the claim amount proposed by the Debtors and will be deemed to have forever released and waived any objection to such amount.

(c)	Class 3—First Lien Notes Claims
(1)	Classification: Class 3 consists of all First Lien Notes Claims.

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(2)

Allowance: The First Lien Notes Claims shall be deemed Allowed Secured Claims in the amount of no less than $786.5 million, including accrued and unpaid interest.  The First Lien Notes Claims constitute legal, valid, and binding obligations of each of the Debtors, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the First Lien Notes Claims exist.  No portion of the First Lien Notes Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.  The liens securing the First Lien Notes Claims are (i) valid, binding, perfected, and enforceable liens on and security interests in the applicable “Collateral” (as defined in the First Lien Notes Indenture); and (ii) not subject to, pursuant to the Bankruptcy Code or other applicable law (foreign or domestic), avoidance, disallowance, reduction, recharacterization, recovery, subordination (whether equitable, contractual, or otherwise), attachment, offset, counterclaim, defense, “claim” (as defined in the Bankruptcy Code), impairment, or any other challenge of any kind by any person or entity.

(3)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed First Lien Notes Claims, each Holder of a First Lien Notes Claim shall receive (a) its pro rata share of 91.5% of the New PDC Equity, subject to dilution on account of the equity issued pursuant to the Management Incentive Plan, if any, and the New 2L Warrants and (b) cash sufficient to satisfy any accrued and unpaid Agent and/or Trustee fees and expenses (including the fees and expenses of counsel and advisors) pursuant to the First Lien Notes Indenture.

(4)	Impairment and Voting: Class 3 is Impaired. Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.
(d)	Class 4—Second Lien Notes Claims
(1)	Classification: Class 4 consists of Second Lien Notes Claims.
(2)

Allowance: The Second Lien Notes Claims shall be deemed Allowed Secured Claims in the amount of no less than $349.1 million, including accrued and unpaid interest.  The Second Lien Notes Claims constitute legal, valid, and binding obligations of each of the Debtors, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Second Lien Notes Claims exist.  No portion of the Second Lien Notes Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.  The liens securing the Second Lien Notes Claims are (i) valid, binding, perfected, and enforceable liens on and security interests in the applicable “Collateral” (as defined in the Second Lien Notes Indenture); and (ii) not subject to, pursuant to the Bankruptcy Code or other applicable law (foreign or domestic), avoidance, disallowance, reduction, recharacterization, recovery, subordination (whether equitable, contractual, or otherwise), attachment, offset, counterclaim, defense, “claim” (as defined in the Bankruptcy Code), impairment, or any other challenge of any kind by any person or entity.

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(3)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Second Lien Notes Claims, each Holder of an Allowed Second Lien Notes Claim shall receive the following: (i) its pro rata share of: (x) 8.5% of the New PDC Equity, subject to dilution on account of the equity issued pursuant to the Management Incentive Plan, if any, and the New 2L Warrants; and (y) the New 2L Warrants; and (ii) cash sufficient to satisfy any accrued and unpaid Agent and/or Trustee fees and expenses (including the fees and expenses of counsel and advisors) pursuant to the Second Lien Notes Indenture.

(4)	Impairment and Voting: Class 4 is Impaired. Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan.
(e)	Class 5—General Unsecured Claims
(1)	Classification: Class 5 consists of all General Unsecured Claims.
(2)

Treatment: Holders of Allowed General Unsecured Claims shall receive no recovery on account of such Claims.  On the Effective Date, all such Claims shall be cancelled, released, extinguished, and discharged.

(3)

Impairment and Voting: Class 5 is Impaired.  Holders of Claims in Class 5 are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

(4)

Proof of Claim: in light of the Impaired status of all General Unsecured Claims and the fact that Holders of such Claims are not entitled to any distribution under the Plan, Holders of General Unsecured Claims need not file Proofs of Claim.

(f)	Class 6—Section 510(b) Claims
(1)	Classification: Class 6 consists of all Section 510(b) Claims.
(2)	Treatment: Holders of Claims in Class 6 will receive no recovery on account of such Claims. On the Effective Date, all such Claims shall be cancelled, released, extinguished, and discharged.
(3)	Impairment and Voting: Class 6 is Impaired. Holders of Claims in Class 6 are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.
(g)	Class 7—Intercompany Claims
(1)	Classification: Class 7 consists of all Intercompany Claims.
(2)	Treatment: On the Effective Date, each Intercompany Claim shall be cancelled and released without any distribution.
(3)

Impairment and Voting: Class 7 will be Impaired with no distribution under the Plan.  Holders of Claims in Class 7 are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

(h)	Class 8—Intercompany Interests
(1)	Classification: Class 8 consists of all Intercompany Interests.

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(2)

Treatment: As set forth in the Restructuring Transaction Steps, on the Effective Date, PDSA shall transfer the Interests in PDCL to the First Lien Noteholders and Second Lien Noteholders in exchange for approximately $752 million of First Lien Notes Claims and Second Lien Notes Claims against PDSA, and the remaining Intercompany Interests shall be Reinstated.

(3)

Impairment and Voting: Class 8 will be Unimpaired under the Plan.  Holders of Interests in Class 8 are presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

(i)	Class 9—Existing Lux Beneficial Interests
(1)	Classification: Class 9 consists of all Existing Lux Beneficial Interests.
(2)

Treatment: On the Effective Date, the Existing Lux Beneficial Interests shall be deemed worthless, released, extinguished, and discharged.  Holders of Allowed Existing Lux Beneficial Interests shall receive no distribution on account of such Interests.  As set forth in the Restructuring Transaction Steps, on the Effective Date, legal title to the Existing Lux Interests shall be deemed transferred to the Estate Representative or the Sole Owner.

(3)

Impairment and Voting: Class 9 is Impaired.  Holders of Allowed Existing Lux Beneficial Interests in Class 9 are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

3.3Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Claim.  Unless otherwise Allowed, all Claims shall remain Disputed Claims under the Plan.

3.4Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.5Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

3.6Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

3.7Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class.  The Debtors shall seek Confirmation of the Plan pursuant to

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Section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan (subject to the terms of the Restructuring Support Agreement, including the RSA Definitive Document Requirements) to the extent that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired, Impaired or otherwise to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.

3.8Intercompany Interests

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the Holders of the New PDC Equity and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.  Distributions on account of the Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign Affiliates and subsidiaries of the Debtors.  For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1General Settlement of Claims and Interests

Pursuant to Sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.  The entry of the Confirmation Order or the Combined Order (if applicable) shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

4.2Restructuring Transactions

On or about the Effective Date, the Debtors, in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements, or the Reorganized Debtors may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Support Agreement and the Plan (collectively, the “Restructuring Transactions”), including: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, contribution, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable law; (d) such other transactions that are required to effectuate the Restructuring Transactions in a tax efficient manner for the Debtors and Consenting First Lien Creditors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations (provided, that any such other transactions shall be acceptable to the Debtors and the Required Consenting First Lien Creditors); (e) the execution, delivery, and filing, if applicable, of the Exit Facility

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Documents; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law and that are consistent with the Plan and the Restructuring Support Agreement.

Subject to the agreement of the Required Consenting First Lien Creditors and the Debtors and confirmation of each regarding issues of tax neutrality, (a) the Restructuring Transactions may include PDCL’s conversion to a limited liability company under the applicable laws of the Cayman Islands (the “PDCL Conversion”) in order to provide greater flexibility in the post-emergence governance structure of PDCL while preserving PDCL’s tax exempt status under the applicable laws of the Cayman Islands and (b) the PDCL Conversion may be effectuated during the Chapter 11 Cases subject to separate order of the Bankruptcy Court.  To the extent the PDCL Conversion is effectuated as part of the Restructuring Transactions, the Debtors or the Reorganized Debtors may take all actions as may be necessary or appropriate including, without limitation, the execution and delivery of a reregistration statement and/or application for reregistration and any other related documents, resolutions, filings or other actions.

The Restructuring Transactions shall include, but not be limited to, the Restructuring Transactions set forth in the Restructuring Transaction Steps.  Pursuant to Sections 363 and 1123 of the Bankruptcy Code, the Confirmation Order or the Combined Order (if applicable) shall and shall be deemed to authorize the Restructuring Transactions, including, without limitation, those set forth in the Restructuring Transaction Steps, which shall and shall be deemed to occur in the sequence set forth therein.

Pursuant to both Sections 363 and 1123 of the Bankruptcy Code, the Confirmation Order or the Combined Order (if applicable) shall and shall be deemed to authorize, among other things, all actions as may be necessary or appropriate consistent with the Restructuring Support Agreement (including the RSA Definitive Document Requirements) to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

4.3New PDC Equity

Subject to the Restructuring Transactions, Reorganized PDC shall issue and distribute, or otherwise transfer, the New PDC Equity pursuant to the Plan.  Subject to the approval of the board of directors of Reorganized PDC following the Effective Date of the Management Incentive Plan, the issuance of the New PDC Equity and any equity reserved for issuance under the Management Incentive Plan (to the extent applicable) shall be authorized without the need for any further corporate action and without any further action by the Debtors, Reorganized Debtors, Reorganized PDC, or any of their equity holders, as applicable.  The issuance and distribution, or other transfer, on the Effective Date (or as soon as reasonably practicable thereafter) of New PDC Equity for the benefit of Holders of Allowed Claims in Class 3 and Class 4 (as applicable) in accordance with the terms of Article III of the Plan shall be authorized.  All New PDC Equity issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable).  As a condition to receiving the New PDC Equity, Holders of Allowed Claims in Class 3 and Class 4 (as applicable) shall be required to execute and deliver the New Operating Agreement; provided, however, that, notwithstanding any failure to execute the New Operating Agreement, all Holders of New PDC Equity shall be deemed as a result of having accepted distributions of New PDC Equity pursuant to the Plan (including distributions conducted through DTC), to have accepted the terms of the New Operating Agreement (solely in their capacity as members of Reorganized PDC) and to be parties thereto without further action or signature.  The New Operating Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each Holder of New PDC Equity shall be bound thereby in all respects.

4.4The Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents (subject to the RSA Definitive Document Requirements and the Backstop Commitment Agreement).

Confirmation of the Plan shall be deemed approval of the Exit Facility and the Exit Facility Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made,

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and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments (including the Put Option Premium (as defined in the Backstop Commitment Agreement) and any backstop payments under the Backstop Commitment Agreement) provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.  The Reorganized Debtors and the persons and Entities granting such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order or, if applicable, the Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order or the Combined Order and that any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.5Exemption from Registration Requirements

The offering, issuance, and distribution of any Securities, including all New PDC Equity and New 2L Warrants, pursuant to the Plan, will be exempt from the registration requirements of Section 5 of the Securities Act or any similar federal, state, or local law in reliance on Section 1145 of the Bankruptcy Code or, only to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act.

All New PDC Equity to be issued to (a) Holders of First Lien Notes Claims; (b) Holders of Second Lien Notes Claims; and (c) plan participants in the Management Incentive Plan will be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law.  Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New PDC Equity issued under the Plan (other than securities issuable to the participants in the Management Incentive Plan or their affiliates, if any) will be freely tradable under the Securities Act by the recipients thereof, subject to: (a) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the restrictions, if any, on the transferability of such Securities and instruments, including as set forth in the New Organizational Documents; and (c) any other applicable regulatory approval.  Recipients of the New PDC Equity are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

All New 2L Warrants (and the New PDC Equity issuable pursuant thereto) will be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law.  Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New 2L Warrants will be freely tradable under the Securities Act by the recipients thereof, subject to: (a) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the restrictions, if any, on the transferability of such Securities and

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instruments, including as set forth in the New Organizational Documents and the New 2L Warrants Agreements; and (c) any other applicable regulatory approval.  Recipients of the New 2L Warrants are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

Unless otherwise agreed upon between the applicable Holder of Allowed First Lien Notes Claim or Holder of Allowed Second Lien Notes Claim, on the one hand, and the Debtors, on the other hand, any ownership of the New PDC Equity and the New 2L Warrants shall be reflected through the facilities of the DTC on or after the Effective Date.  The Reorganized Debtors need not provide any further evidence other than the Plan, the Confirmation Order, or the Combined Order (if applicable) with respect to the treatment of the New PDC Equity and the New 2L Warrants under applicable securities laws.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New PDC Equity (including any New PDC Equity issuable upon exercise of the New 2L Warrants) and the New 2L Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  DTC shall be required to accept and conclusively rely upon the Plan, the Confirmation Order, or the Combined Order (if applicable) in lieu of a legal opinion regarding whether the New PDC Equity (including any New PDC Equity issuable upon exercise of the New 2L Warrants) and the New 2L Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

4.6Subordination

The allowance, classification, and treatment of satisfying all Claims and Interests proposed under the Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, Section 510(b) or 510(c) of the Bankruptcy Code, or otherwise.  On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently.  Accordingly, distributions under the Plan to Holders of Allowed Claims and Allowed Interests (including, for the avoidance of doubt, distributions to Holders of Allowed Claims in Classes 3 and 4) will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided that any such subordination rights shall be preserved in the event the Confirmation Order or the Combined Order (if applicable) is vacated, the Effective Date does not occur in accordance with the terms hereunder or the Plan is revoked or withdrawn.

4.7Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including with respect to the Restructuring Transactions and the Exit Facility Documents), on the Effective Date, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.8Cancellation of Instruments, Certificates, and Other Documents

On the Effective Date, except with respect to the Exit Facility, the New PDC Equity, the New 2L Warrants, or any other document included in the Plan Supplement, as otherwise provided in the Plan: (a) the obligations of the Debtors under the First Lien Notes Indenture, the Second Lien Notes Indenture, all Existing Lux Beneficial Interests, and any of PDSA’s Interests in PDCL, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating

27

any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest shall be cancelled and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim shall continue in effect solely for purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim as provided herein; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, the Combined Order (if applicable), or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; provided, further, that nothing in this Article shall effect a cancellation of any New PDC Equity, Intercompany Interests, or Intercompany Claims.

Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters that, by their express terms, survive the termination of the First Lien Notes Indenture, and the Second Lien Notes Indenture shall survive the occurrence of the Effective Date, including the rights of the Trustees and the Agents, as applicable, to expense reimbursement, indemnification, and similar amounts.

4.9Sources for Plan Distributions and Transfers of Funds Among Debtors

The Debtors shall fund distributions under the Plan, with: (a) Cash on hand, including Cash from operations; (b) the proceeds of the Exit Facility and the loans thereunder; (c) the New PDC Equity; and (d) the New 2L Warrants.  Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to make the payments and distributions required by the Plan.  Except as set forth herein, and to the extent consistent with any applicable limitations set forth in any applicable post-Effective Date agreement (including the Exit Facility Documents and New Organizational Documents), any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement (including the Exit Facility Documents and New Organizational Documents), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

4.10Issuance of New 2L Warrants

On the Effective Date or as soon as reasonably practicable thereafter, only to the extent required to provide for distributions, the applicable Reorganized Debtor will issue New 2L Warrants to Holders of Allowed Second Lien Notes Claims.

All of the New 2L Warrants issued pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable.  Each distribution and issuance referred to in this paragraph shall be governed by the terms and conditions set forth in the Restructuring Support Agreement, the Plan, and the New 2L Warrant Agreements applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s).  Distributions of the New 2L Warrants may be made by delivery or book-entry transfer thereof by the Second Lien Notes Indenture Trustee(s) in accordance with this Plan, the New Organizational Documents, or the New 2L Warrant Agreements, as applicable.

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The New 2L Warrants shall be distributed to Holders of Second Lien Notes Claims in accordance with the Restructuring Support Agreement and the Plan.  The New 2L Warrants shall include Black-Scholes protection (assuming 45% volatility) (but no other cashless exercise option).  Other than the Black-Scholes protection described in the foregoing sentence, the New 2L Warrants shall include customary anti-dilution protection for stock splits, stock dividends, consolidation, reverse-stock splits, and reclassifications, in each case, not involving third parties or a change of control transaction.

4.11Corporate Action

Subject to the Restructuring Support Agreement, upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board; (c) the entry into the New 2L Warrants Agreements and the Exit Facility and the execution, entry into, delivery and filing of the Exit Facility Documents, as applicable; (d) the adoption and/or filing of the New Organizational Documents and the New Operating Agreement; (e) the issuance and distribution, or other transfer, of the New PDC Equity as provided herein; (f) the implementation of the Restructuring Transactions; and (g) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether proposed to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security Holders, directors, managers, authorized persons, or officers of the Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions consistent with the Plan and the Restructuring Support Agreement) in the name of and on behalf of the Reorganized Debtors, as applicable, including the Exit Facility Documents, New 2L Warrants Agreements, and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by this Article 4.11 shall be effective notwithstanding any requirements under non-bankruptcy law.

4.12Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including the Restructuring Transactions, the New Organizational Documents, the Exit Facility Documents, and the New 2L Warrants Agreements), on the Effective Date, each Debtor, other than PDSA, shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of Entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of Entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation documents) is amended and restated, converted or otherwise modified by the Plan, the Plan Supplement (including the Restructuring Transaction Steps, the New Organizational Documents, the Exit Facility Documents and the New 2L Warrants Agreements), or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

As provided in the Restructuring Transaction Steps, legal title to all Existing Lux Interests shall be deemed transferred to the Estate Representative or another non-Debtor Affiliate (the “Sole Owner”).  Upon transfer of all Existing Lux Interests to the Estate Representative or the Sole Owner, the following (without limitation) shall occur: (i) the Debtors shall serve an instruction letter to DTC, notifying DTC of instructions with respect to the cancellation of (and distribution of 91.5% of the New PDC Equity to Holders of) First

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Lien Notes and the cancellation of (and distribution of 8.5% of the New PDC Equity and New 2L Warrants to Holders of) Second Lien Notes; (ii) the Debtors shall serve an instruction letter to DTC (or AST) notifying DTC (or AST) of the transfer of the Existing Lux Interests to the Estate Representative or Sole Owner and deeming the Existing Lux Interests worthless; (iii) all the Existing Lux Interests will be deemed transferred and owned by a single shareholder (i.e., the Estate Representative or the Sole Owner); (iv) the New Organizational Documents shall automatically be amended to reduce the number of directors of PDSA to one director; (v) the resignation of all directors of PDSA, other than Bernie G. Wolford, shall be effective, and the duties and obligations of all such resigning directors shall be discharged; and (vi) the Estate Representative or the Sole Owner shall be authorized (but not directed) to dissolve or liquidate PDSA under the laws of the Grand Duchy of Luxembourg.

4.13New Organizational Documents

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors’ respective certificates of incorporation and bylaws (and other formation and constituent documents relating to limited liability companies) shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the New Operating Agreement, the Restructuring Support Agreement (including the Governance Term Sheet), the Exit Facility Documents, and the New 2L Warrants Agreements, as applicable, and the Bankruptcy Code.  To the extent required under the Plan or applicable non-bankruptcy law, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation.  The New Organizational Documents shall, among other things: (a) authorize the issuance of the New PDC Equity; and (b) pursuant to and only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities.  Subject to Article 4.14 of the Plan, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents, the New Operating Agreement, the Governance Term Sheet, and the Plan.

4.14Indemnification Provisions in Organizational Documents

As of the Effective Date, each Reorganized Debtor’s bylaws shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as set forth in the Indemnification Provisions, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted.  None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the immediately preceding sentence.

4.15Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers (or other governing body) thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Exit Facility Documents, and the New 2L Warrants Agreements, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the

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Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.16Section 1146(a) Exemption

To the fullest extent permitted by Section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Exit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment.  Upon entry of the Confirmation Order or the Combined Order (if applicable), the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of Section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.17Reserved

4.18Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action, including Avoidance Actions, against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, including Avoidance Actions, except as otherwise expressly provided herein.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.  For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article 4.18 include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with Section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article 4.18 that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce,

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abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.19Payment of Crossover Group Representative Fees and Expenses

On the Effective Date, the Debtors shall pay or reimburse all Crossover Group Representatives Fees in accordance with the applicable Fee Letters, without the need for application by any Crossover Group Representatives to the Bankruptcy Court, and without notice and a hearing pursuant to Section 1129(a)(4) of the Bankruptcy Code or otherwise.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts or leases to Affiliates.  The Confirmation Order or the Combined Order (if applicable) will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.  To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Notwithstanding anything to the contrary in the Plan, the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.2Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the Debtors ordinary course of business.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Solicitation Agent on or before 30 days after the Effective Date.  Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection

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by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors ordinary course of business; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely Filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors (with the consent of the Required Consenting First Lien Creditors) or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Article 5.2, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order or the Combined Order (if applicable), and for which any Cure has been fully paid pursuant to this Article 5.2, in the amount and at the time dictated by the Debtors ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

In the event of an assumption, or an assumption and assignment, of an Executory Contract or Unexpired Lease that is in default under this Plan, at least twenty-one (21) days prior to the Plan Objection Deadline, the Debtors will File and serve upon counterparties to such Executory Contracts and Unexpired Leases, a notice of the proposed assumption, or proposed assumption and assignment, which will: (a) list the applicable Cure Claim amount, if any; (b) if applicable, identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court.

Any objection by a counterparty to such an Executory Contract or Unexpired Lease to a proposed assumption, or proposed assumption and assignment under this Plan, or any related Cure Claim amount, must be Filed, served and actually received by the Debtors prior to the Plan Objection Deadline (notwithstanding anything in a proof of Claim to the contrary).  Any such counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, or proposed assumption and assignment, or Cure Claim amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such proposed assumption, proposed assumption and assignment, and Cure Claim amount.  The Confirmation Order will constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

5.3Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be

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forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Solicitation Agent and served upon counsel for the Debtors, the Reorganized Debtors, and the Consenting Creditors no later than thirty (30) days after the earlier of (a) the Effective Date or (b) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order or if applicable, the Combined Order) approving such rejection of such Executory Contract or Unexpired Lease.  Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of this Plan.

5.4Indemnification

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the New Organizational Documents will provide to the fullest extent provided by the law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.

5.5Insurance Policies

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect as of September 1, 2020 or as extended by a “tail policy” obtained after September 1, 2020 but before the Petition Date.  Any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date subject to the terms of such policy.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or Reorganized Debtors may deem necessary.

The Debtors shall continue to satisfy their insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date: (a) the Debtors shall be deemed to have assumed all such insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order or the Combined Order (if applicable) will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has

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been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

5.6Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under Section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order or the Combined Order (if applicable).

5.7Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

5.8Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtors (with the consent of the Required Consenting First Lien Creditors) or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date or as soon as reasonably practical thereafter; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article 2.3.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.  A Distribution Date shall occur no more frequently than once in every 90 day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

6.2Rights and Powers of the Distribution Agent

(a)	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the

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provisions hereof, provided, however, that such Distribution Agent shall waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.

(b)	Expenses Incurred On or After the Effective Date

The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agent all reasonable and documented fees and expenses of such Distribution Agent without the need for any approvals, authorizations, actions, or consents, except as otherwise ordered by the Bankruptcy Court.  The Distribution Agent shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement, and the Debtors (with the consent of the Required Consenting First Lien Creditors) or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable.  In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors (with the consent of the Required Consenting First Lien Creditors) or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

6.3Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged.

6.4Delivery of Distributions

(a)	Record Date for Distributions

On the Distribution Record Date, the various transfer registers for each Class of Claims entitled to distributions under the Plan as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims or Interests.  The Distribution Agent shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.  In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount.

(b)	Distribution Process

Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the applicable register or in the Debtors’ records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

(c)	Delivery of Distributions on First Lien Notes Claims

The First Lien Notes Indenture Trustee shall be deemed to be the Holder of all Allowed First Lien Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the First Lien Notes Indenture Trustee or to the holders of First Lien Notes

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as authorized by the First Lien Notes Indenture Trustee.  As soon as practicable following compliance with the requirements set forth in Article VI of this Plan, the First Lien Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed First Lien Notes Claims in accordance with the terms of the First Lien Notes Indenture and the Plan.  Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Distribution Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the First Lien Notes Indenture Trustee.

Unless otherwise agreed by the applicable Holder of Allowed First Lien Notes Claim and the Debtors, the Debtors intend that, to the extent practicable, the New PDC Equity will be eligible to be issued in book entry form, except with respect to persons that may be deemed underwriters under Section 1145(b) of the Bankruptcy Code (who are obligated to make themselves known to the Debtors), and that DTC, or its nominee, will be the holder of record of such New PDC Equity.  The ownership interest of each Holder of such New PDC Equity, and transfers of ownership interests therein, is expected to be recorded on the records of the direct and indirect participants in DTC.

(d)	Delivery of Distributions on Second Lien Notes Claims

The Second Lien Notes Indenture Trustee shall be deemed to be the Holder of all Allowed Second Lien Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the Second Lien Notes Indenture Trustee or to the holders of Second Lien Notes as authorized by the Second Lien Notes Indenture Trustee.  As soon as practicable following compliance with the requirements set forth in Article VI of this Plan, the Second Lien Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Second Lien Notes Claims in accordance with the terms of the Second Lien Notes Indenture and the Plan.  Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Distribution Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the Second Lien Notes Indenture Trustee.

Unless otherwise agreed by the applicable Holder of Allowed Second Lien Notes Claim and the Debtors, the Debtors intend that, to the extent practicable, the New PDC Equity and the New 2L Warrants will be eligible to be issued in book entry form, except with respect to persons that may be deemed underwriters under Section 1145(b) of the Bankruptcy Code (who are obligated to make themselves known to the Debtors), and that DTC, or its nominee, will be the holder of record of such New PDC Equity and New 2L Warrants.  The ownership interest of each Holder of such New PDC Equity and New 2L Warrants, and transfers of ownership interests therein, is expected to be recorded on the records of the direct and indirect participants in DTC.

(e)	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes and withholding distributions pending receipt of information necessary to facilitate such distributions; provided that, the Reorganized Debtors and the Distribution Agent, as applicable, shall request appropriate documentation from the applicable distributees and allow such distributees a reasonable amount of time to respond.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.  Any amounts withheld or reallocated pursuant to this Article 6.4(e) shall be treated as if distributed to the Holder of the Allowed Claim.

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(f)	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(g)	Fractional, Undeliverable, and Unclaimed Distributions
(1)

Fractional Distributions.  Whenever any distribution of fractional shares of New PDC Equity or fractional units of New 2L Warrants would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding down of such fraction to the nearest share or whole dollar.  Any Cash distributions shall reflect a rounding down of such cash to the nearest penny.  For the avoidance of doubt, DTC shall be considered a single holder for distribution purposes.

(2)

Undeliverable Distributions.  If any distribution to a Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date.  Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, such distribution reverts to the Reorganized Debtors, or is cancelled pursuant to Article 6.4(g)(4) below, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

(3)

Failure to Present Checks.  Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.

Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days of the Effective Date shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property.

Within 90 days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment laws, all such distributions shall revert to the Reorganized Debtors.  Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(4)

Reversion.  Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is New PDC Equity, shall be deemed cancelled.  Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

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(h)	Surrender of Cancelled Instruments or Securities

On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer).  Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate.  Notwithstanding the foregoing paragraph, this Article 6.4(h) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

(i)	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise).  For the avoidance of doubt, DTC shall be considered a single holder for distribution purposes, including minimum distribution purposes.

6.5Claims Paid or Payable by Third Parties

(a)	Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

(b)	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Notwithstanding anything to the contrary herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.6No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition funded indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim

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shall be entitled to: (i) interest accruing on or after the Petition Date on any such Claim; or (ii) interest at the contract default rate, as applicable.

6.7Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including Section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.  In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise.

6.8Allocation Between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to interest, if any, on such Allowed Claim accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

This Article VII shall not apply to First Lien Notes Claims and Second Lien Notes Claims, which Claims shall be Allowed in full and will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection or any other challenges under any applicable law or regulation by any Person or Entity.

7.1Proofs of Claim / Disputed Claims Process

In light of the Impaired status of all General Unsecured Claims under the Plan and the fact that Holders of such Claims are not entitled to any distribution under the Plan, Holders of General Unsecured Claims need not file Proofs of Claim.  Holders of Other Secured Claims and Other Priority Claims shall be required to File Proofs of Claim by the Claims Bar Date.

On or before the Plan Supplement Filing Date, the Debtors shall include in the Plan Supplement and serve a notice of proposed claim amount upon the applicable Holders of Other Secured Claims and Other Priority Claims, which will: (a) list the Claim amount; (b) describe the procedures for filing a Proof of Claim; and (c) explain the process by which related disputes will be resolved by the Bankruptcy Court.  Such procedures will, among other things, provide that, in the event that a Holder of an Other Secured Claim or Other Priority Claim objects to the proposed claim amount disclosed by the Debtors in the aforementioned notice, such Holder shall be required to File a Proof of Claim by the Claims Bar Date asserting the actual amount it believes it is owed.  Any such Holder that fails to file a Proof of Claim by the Claims Bar Date set forth in the notice will be deemed to have consented to the claim amount proposed by the Debtors and will be deemed to have forever released and waived any objection to such amount.

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Notwithstanding anything in this Article 7.1, (a) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease, (b) disputes regarding the amount of any Cure pursuant to Section 365 of the Bankruptcy Code, and (c) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.  From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims and Interests.  Any objections to Claims, other than Administrative Claims, shall be served and filed (a) on or before the one hundred and eightieth (180th) day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors.  For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Disputed Interest, including the Causes of Action retained pursuant to Article 4.19 of the Plan.

7.3Estimation of Claims

Before or after the Effective Date, the Debtors (with the consent of the Required Consenting First Lien Creditors) or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

7.4No Distribution Pending Allowance

If an objection to a Claim is Filed, as set forth in Article 7.2, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.5Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

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7.6No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.7Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

7.8Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under Sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under Sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned Sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.  All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court.  All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan (including the Exit Facility Documents, the Backstop Commitment Agreement, the New Organizational Documents, the New Operating Agreement, and the New 2L Warrants Agreements): (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of any and all Claims (including any Intercompany Claims resolved or compromised (consistent with the Restructuring Transactions) after the Effective Date by the Reorganized Debtors), Interests (including any Intercompany Interests Reinstated or cancelled and released (consistent with the Restructuring Transactions) after the Effective Date by the Reorganized Debtors), and Causes of Action against the Debtors of any nature whatsoever including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such liability relates to services performed by employees of the Debtors prior to the Effective Date and that arises from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, all debts of the kind specified

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in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any interest accrued on Claims or Interests from and after the Petition Date, and all other liabilities against, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, (b) the Plan shall bind all Holders of Claims and Interests, (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, in each case regardless of whether or not: (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code; (iii) the Holder of such a Claim or Interest has accepted, rejected or failed to vote to accept or reject the Plan; or (iv) any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests.  The Confirmation Order or the Combined Order (if applicable) shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest.  The entry of the Confirmation Order or the Combined Order (if applicable) shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities; provided that nothing in this Article shall be interpreted to interfere with (a) the transfer of legal title to all Existing Lux Interests to the Estate Representative or the Sole Owner to the extent as required by the Restructuring Transaction Steps and (b) the actions to be taken by the Estate Representative, the Designated Representatives, or the Sole Owner to dissolve PDSA and obtain a discharge of duties on behalf of PDSA’s board of directors, as set forth in Article 4.12 of the Plan, to the extent as required by the Restructuring Transaction Steps.

8.2Releases by the Debtors

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTORS AND THE OWNERSHIP THEREOF, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTORS), ANY INTERCOMPANY TRANSACTIONS, THE FIRST LIEN

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NOTES INDENTURE, THE SECOND LIEN NOTES INDENTURE, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, THE NEW 2L WARRANTS AGREEMENTS, THE BACKSTOP COMMITMENT AGREEMENT, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW PDC EQUITY) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (I) ANY CLAIMS OR CAUSES OF ACTION RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, (II) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, AND (III) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTORS’ OR THE REORGANIZED DEBTORS’ ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN.

ENTRY OF THE CONFIRMATION ORDER OR THE COMBINED ORDER (IF APPLICABLE) SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (F) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

8.3Releases by Holders of Claims and Interests

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, AND TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE

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DEBTORS (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTORS AND THE OWNERSHIP THEREOF, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTORS), ANY INTERCOMPANY TRANSACTIONS, THE FIRST LIEN NOTES INDENTURE, THE SECOND LIEN NOTES INDENTURE, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, THE NEW 2L WARRANTS AGREEMENTS, THE BACKSTOP COMMITMENT AGREEMENT, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW PDC EQUITY) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (I) ANY CLAIMS OR CAUSES OF ACTION RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, (II) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE EXIT FACILITY, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, (III) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTORS’ OR THE REORGANIZED DEBTORS’ ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, OR (IV) OBLIGATIONS UNDER THE FIRST LIEN NOTES INDENTURE OR SECOND LIEN NOTES INDENTURE THAT, BY THEIR EXPRESS TERMS, SURVIVE THE TERMINATION OF THE FIRST LIEN NOTES INDENTURE OR SECOND LIEN NOTES INDENTURE, AS APPLICABLE, INCLUDING THE RIGHTS OF THE APPLICABLE AGENT AND/OR TRUSTEE TO EXPENSE REIMBURSEMENT, INDEMNIFICATION AND SIMILAR AMOUNTS.

ENTRY OF THE CONFIRMATION ORDER OR THE COMBINED ORDER (IF APPLICABLE) SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (A) CONSENSUAL; (B) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (C) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (D) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (E) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (F) FAIR, EQUITABLE, AND REASONABLE; (G) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (H) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.

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8.4Exculpation

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM, ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE FIRST LIEN NOTES INDENTURE, THE SECOND LIEN NOTES INDENTURE, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, THE NEW 2L WARRANTS AGREEMENTS, THE BACKSTOP COMMITMENT AGREEMENT, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW PDC EQUITY) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES ON, AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATION SET FORTH ABOVE DOES NOT RELEASE OR EXCULPATE ANY CLAIM RELATING TO ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THE EXIT FACILITY DOCUMENTS, THE NEW 2L WARRANTS AGREEMENTS, AND OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

8.5Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR THE COMBINED ORDER (IF APPLICABLE), ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO SECTION 8.2 OF THIS PLAN; (C) HAVE BEEN RELEASED PURSUANT TO SECTION 8.3 OF THIS PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION 8.4 OF THIS PLAN, OR (E) ARE OTHERWISE

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DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS DISCHARGED, RELEASED, EXCULPATED, OR SETTLED PURSUANT TO THE PLAN.

8.6Protection Against Discriminatory Treatment

In accordance with Section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under Chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7Release of Liens

Except as otherwise specifically provided in the Plan, the Exit Facility Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facility Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the Agent and/or Trustee or any other Holder of a Secured Claim.  In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Agent and/or Trustee shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

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8.8Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding Section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

8.9Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article 9.2 of the Plan:

9.1.1The Bankruptcy Court shall have entered the Confirmation Order or the Combined Order (if applicable), which shall be in form and substance consistent in all respects with the Restructuring Support Agreement and otherwise be in form and substance acceptable to the Debtors and the Required Consenting First Lien Creditors, and shall be a Final Order;

9.1.2The Restructuring Support Agreement and Backstop Commitment Agreement shall remain in full force and effect and shall not have been terminated and all conditions shall have been satisfied thereunder, and there shall be no breach that would give rise to a right to terminate the Restructuring Support Agreement or the Backstop Commitment Agreement for which notice has been given in accordance with the terms thereof (including by the requisite parties thereunder), or such notice could have been given to the extent such notice is not permitted due to the commencement of the Chapter 11 Cases and the related automatic stay;

9.1.3The Plan, any other Definitive Documents, and all documents contained in the Plan Supplement, including any exhibits, schedules, annexes, amendments, modifications, or supplements thereto (i) shall have been executed and/or filed with the Bankruptcy Court and shall be consistent in all respects with the Restructuring Support Agreement and otherwise shall be in form and substance acceptable to the Debtors and the Required Consenting First Lien Creditors; provided, that the Governance Documents for the Reorganized Debtors shall comply with the terms set forth in the Governance Term Sheet and Employee Matters Term Sheet and the Exit Facility Term Sheet, and each shall be otherwise acceptable to the Required Consenting First Lien Creditors and (ii) shall not have been modified in a manner inconsistent with the Backstop Commitment Agreement or the Restructuring Support Agreement, including the consent rights set forth in such documents;

9.1.4No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting, in a material respect, the consummation of the Plan, the Restructuring Transactions, the Restructuring Support Agreement, the Backstop Commitment Agreement or any of the Definitive Documents contemplated thereby;

9.1.5The conditions precedent to the effectiveness of the Exit Facility (as determined in the Exit Facility documentation and the Backstop Commitment Agreement) shall have been satisfied or

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duly waived in writing and the Exit Facility shall have closed or will close simultaneously with the effectiveness of the Plan;

9.1.6The Debtors shall have obtained any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan and the Restructuring Transactions;

9.1.7The Debtors shall have paid all Crossover Group Representative Fees and Expenses and any other amounts contemplated to be paid under the Backstop Commitment Agreement, the Restructuring Support Agreement and the Plan, including estimated amounts through the Effective Date;

9.1.8The Debtors shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Backstop Commitment Agreement and the Restructuring Support Agreement Sheet (subject to the consent rights of the Parties set forth therein);

9.1.9The New 2L Warrants Agreements shall have been executed by the applicable parties;

9.1.10The court presiding over the Cayman Proceedings shall have entered all orders and confirmations (i.e., the sealed validation completing the Cayman Proceedings) relating to the Cayman Proceedings and such orders shall (a) not be stayed, modified, revised, or vacated and shall not be subject to any pending appeal and (b) acceptable to the Required Consenting First Lien Creditors;

9.1.11All conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the New Operating Agreement shall have been waived or satisfied in accordance with the terms thereof, and the closing of the New Operating Agreement shall be deemed to occur concurrently with the occurrence of the Effective Date;

9.1.12To the extent required under applicable non-bankruptcy law, the New Organizational Documents shall have been duly filed with the applicable authorities in the relevant jurisdictions;

9.1.13All professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in a Professional Fee Escrow Account pending approval by the Bankruptcy Court.

9.2Waiver of Conditions Precedent

The Debtors (with the consent of the Required Consenting First Lien Creditors), may waive any of the conditions to the Effective Date set forth in Article 9.1 of the Plan at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or consummate the Plan.  The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time (subject to the consent of the Required Consenting First Lien Creditors).

9.3Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, the Confirmation Order or the Combined Order (if applicable) is vacated pursuant to a Final Order, then (except as provided in any such Final Order): (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, the Combined Order (if applicable), the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii)

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prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

9.4Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1Modification of Plan

Effective as of the date hereof: (a) the Debtors reserve the right (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order or the Combined Order (if applicable) consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order or the Combined Order (if applicable), the Debtors (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.  Notwithstanding anything to the contrary herein, the Debtors or the Reorganized Debtors, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Restructuring Support Agreement.

10.2Effect of Confirmation on Modifications

Entry of the Confirmation Order or the Combined Order (if applicable) shall constitute (i) approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to Section 1127(a) of the Bankruptcy Code; and (ii) a finding that such modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

10.3Revocation or Withdrawal of Plan

The Debtors reserve the right (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent Chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) the Restructuring Support Agreement will be null and void in all respects; (c) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (d) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order or the Combined Order (if applicable) and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

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1.allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims;

2.decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to Section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, the Combined Order (if applicable), contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.enforce any order for the sale of property pursuant to Sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code;

9.issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article 6.5(a) of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Combined Order (if applicable), contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to Section 1141 of the Bankruptcy Code;

11.enter and implement such orders as are necessary or appropriate if the Confirmation Order or the Combined Order (if applicable) is for any reason modified, stayed, reversed, revoked, or vacated;

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12.consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order or the Combined Order (if applicable);

13.hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

14.enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15.enforce all orders previously entered by the Bankruptcy Court; and

16.hear any other matter not inconsistent with the Bankruptcy Code;

provided that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the Exit Facility Documents, the New Operating Agreement and the New Organizational Documents.  The Exit Facility Documents, the New Operating Agreement and the New Organizational Documents shall be governed by the respective jurisdictional provisions therein.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1Immediate Binding Effect

Subject to Article 9.1 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

12.2Additional Documents

On or before the Effective Date, the Debtors (with the consent of the Required Consenting First Lien Creditors and subject to any other consent rights set forth in the Restructuring Support Agreement or the Plan) may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.3Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order or the Combined Order (if applicable).  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

12.4Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

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12.5Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to the Debtors
Pacific Drilling S.A. 17000 Katy Fwy., #175 Houston, Texas 77079 Attn: General Counsel

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attn: George A. Davis, Esq., Suzzanne Uhland, Esq., Adam S. Ravin, Esq., and Christopher J. Kochman, Esq.

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60654
Attn: Asif Attarwala, Esq.

Jones Walker LLP

Suite 2900

811 Main St

Houston, Texas 77002

Joseph E. Bain, Esq., Cindy M. Muller, Esq.,

Elizabeth J. Futrell, Esq., Stacey M. Buchanan, Esq.,

Office of United States Trustee	Counsel to the Crossover Group
Office of United States Trustee for the Southern District of Texas 515 Rusk Street, Suite 3516 Houston, TX 77002 Attn: Attn: Hector Duran, Esq., Jayson B. Ruff, Esq., and Stephen D. Statham, Esq.

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036
Attn: Michael Stamer, Esq.

Akin Gump Strauss Hauer & Feld LLP

Robert S. Strauss Tower

2001 K Street, N.W.

Washington, DC 20006-1037

Attn: James Savin, Esq.

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

In accordance with Bankruptcy Rules 2002 and 3020(c), within fourteen (14) calendar days of the date of entry of the Confirmation Order or the Combined Order (if applicable), the Debtors or Reorganized Debtors, as applicable, shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors or Reorganized Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.  To supplement the notice described in the preceding sentence, within twenty-one (21) calendar days of the date of the Confirmation Order or the Combined Order (if applicable), the Debtors or Reorganized Debtors, as applicable, shall publish the Notice of Confirmation once in The Wall Street Journal (national edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances

53

and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

12.6Term of Injunctions or Stays

Unless otherwise provided herein, in the Confirmation Order, or the Combined Order (if applicable), all injunctions or stays in effect in the Chapter 11 Cases (pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan, the Confirmation Order, or the Combined Order (if applicable)) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan, the Confirmation Order, or the Combined Order (if applicable) shall remain in full force and effect in accordance with their terms.

12.7Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.8Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date.  After the exhibits and documents are filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://cases.primeclerk.com/pacificdrilling2020 or the Bankruptcy Court’s website at www.txsb.uscourts.gov.

12.9Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that, absent the prior consent of the Required Consenting First Lien Creditors, such alteration or interpretation is not inconsistent with the Restructuring Support Agreement.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order or the Combined Order (if applicable) shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and Required Consenting First Lien Creditors’ prior consent, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent.

12.10Votes Solicited in Good Faith

Upon entry of the Confirmation Order or the Combined Order (if applicable), the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to Section 1125(e) of the Bankruptcy Code, the Debtors and each of the Consenting Creditors and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any

54

applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

12.11Dissolution of the Committee

In the event a statutory committee of the Debtors’ unsecured creditors is appointed by the U.S. Trustee, such official committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Retained Professionals pursuant to Sections 330 and 331 of the Bankruptcy Code.

12.12Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

12.13Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of This Page Intentionally Left Blank]

55

Dated: December 20, 2020		Pacific Drilling S.A.
on behalf of itself and each of its Debtor affiliates

		By:	/s/ James W. Harris
		Name:	James W. Harris
		Title:	Chief Financial Officer

Prepared by:

Joseph E. Bain (TX Bar No. 24085187)		George A. Davis (admitted pro hac vice)
Cindy Muller (TX Bar No. 24059040)		Suzzanne Uhland (admitted pro hac vice)
Gabrielle A. Ramirez (TX Bar No. 24116937)		Adam S. Ravin (admitted pro hac vice)
JONES WALKER LLP		Christopher J. Kochman (admitted pro hac vice)
811 Main St, Suite 2900		LATHAM & WATKINS LLP
Houston, Texas 77002		885 Third Avenue
Telephone: (713) 437-1800		New York, New York 10022
Facsimile: (713) 437-1810		Telephone:	(212) 906-1200
Email:	jbain@joneswalker.com	Facsimile:	(212) 751-4864
	cmuller@joneswalker.com	Email:	george.davis@lw.com
	gramirez@joneswalker.com		suzzanne.uhland@lw.com
adam.ravin@lw.com
- and -			chris.kochman@lw.com

Elizabeth J. Futrell (SDTX No. 440752)		- and -
JONES WALKER LLP
201 St. Charles Avenue, 49th Floor		Asif Attarwala (admitted pro hac vice)
New Orleans, Louisiana 70170		LATHAM & WATKINS LLP
Telephone:	(504) 582-8368	330 North Wabash Avenue, Suite 2800
Facsimile:	(504) 589-8368	Chicago, Illinois 60611
Email:	efutrell@joneswalker.com	Telephone:	(312) 876-7700
		Facsimile:	(312) 993-9767
Co-Counsel to the Debtors and Debtors in Possession		Email:	asif.attarwala@lw.com

Co-Counsel to the Debtors and Debtors in Possession

56

Exhibit 2

Restructuring Transaction Steps

Pursuant to the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 110-2] (as may be amended, modified, or supplemented from time to time in accordance with the terms thereof and the Restructuring Support Agreement, the “Plan”), the Debtors or Reorganized Debtors, as applicable, currently intend to implement the following transactions (the “Restructuring Transaction Steps”) prior to or on the Effective Date.  Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Plan.

The following description of the Restructuring Transaction Steps is intended only as a summary of the Restructuring Transaction Steps and should be read in conjunction with the Plan and the Disclosure Statement.  To the extent there is any inconsistency between this memorandum and the Plan, the Plan shall govern.

The Restructuring Transaction Steps will be effectuated as depicted in the following steps and in the following order (unless otherwise indicated and which may be subject to further change or revision).

2

Pre-Effective Date: Cayman Conversion of Pacific Drilling Company Limited to Cayman Limited Liability Company

Pacific Drilling S.A.
Pacific Drilling Company LLC
Conversion of PDCL from an exempted company under the applicable laws of the Cayman Islands to a limited liability company under the applicable laws of the Cayman Islands
Pacific Drilling Holding (Gibraltar) Ltd.
US and Foreign Subsidiaries

- Prior to the Effective Date, Pacific Drilling Company Limited ("**PDCL**") converts to a limited liability company under the applicable laws of the Cayman Islands (the "**PDCL Conversion**").
  - The Debtors received authority to consummate the PDCL Conversion pursuant to the *Order Authorizing, But Not Directing, The Debtors To Convert Debtor Pacific Drilling Company Limited To A Limited Liability Company Under The Applicable Laws Of The Cayman Islands* [Docket No. 174].
  - On or around December 9, 2020, the Cayman Islands court presiding over the Cayman Proceedings entered a validation order which, among other things, stated that the alteration of PDCL's status pursuant to the PDCL Conversion would not be void (*i.e.*, PDCL is allowed to proceed with the PDCL Conversion).
  - The PDCL Conversion will be effective as of the date the conversion is effectuated and in any event prior to the Effective Date.
- The newly converted Pacific Drilling Company LLC will elect to be taxed as a corporation in the United States, with such election effective as of the date of conversion.

3

Step 1

Effective Date: Contribution of certain intercompany receivables and extinguishment of debt

Pacific Drilling S.A. (Luxembourg)
Pacific Drilling Company Limited (Cayman)
Pacific Drilling Holding (Gibraltar) Ltd
Pacific Sharav Sarl (Luxembourg)
Pacific Drilling Operations Inc. (US)
PSS Intercompany Receivable: PSS owes PDHGL $97,327.84 as of 10/31/20
PDOI Intercompany Receivable: PDOI owes PDHGL $1,602,582.18 as of 10/31/20
Step 1(a): PSS Intercompany Receivable contributed to PSS totaling $1,699,910.02
Step 1(c): PDOI Intercompany Receivable contributed to PDOI totaling $1,602,582.18

Steps:

1. On the Effective Date and prior to the effectiveness of any releases or discharge under the Plan, the following sub-steps take place in sequential order under Step 1:

   a. Pacific Drilling Holding (Gibraltar) Limited ("**PDHGL**") contributes to Pacific Sharav S.À R.L. ("**PSS**") a total of $1,699,910.02 of intercompany receivables (the "**Intercompany Receivables**") under the cash pooling arrangement consisting of the following:
      - $97,327.84 Intercompany Receivable (the "**PSS Intercompany Receivable**") from PSS; and
      - $1,602,582.18 Intercompany Receivable (the "**PDOI Intercompany Receivable**") from Pacific Drilling Operations Inc. ("**PDOI**").

   b. PSS's payable to PDHGL (the "**PSS Payable**") is extinguished;

   c. PSS contributes the PDOI Intercompany Receivable from PDOI of $1,602,582.18 to PDOI; and

   d. PDOI's payable (the "**PDOI Payable**") to PDHGL/PSS is extinguished.

4

Step 2

Effective Date: Sale of equity Interests in Pacific Bora Ltd. and Pacific Scirocco Ltd. in exchange for cancellation of intercompany notes (the **"PDNL Rig Transaction"**)

Pacific Drilling S.A.
Pacific Drilling Ltd (Liberia)
Pacific Drilling Operations Ltd. (BVI)
Third-Party Entity (Nigeria)
Sale of 50.1% Equity of PBL and PSL
49%
50%
Pacific International Drilling West Africa (Nigeria)
.1%
99.9%
Note Receivables Cancelled
Pacific Drillship Nigeria Limited (BVI)
50.1%
49.9%
Pacific Bora Ltd. and Pacific Scirocco Ltd. (Liberia)
Scirocco and Bora Rigs

Steps:

2. On the Effective Date and prior to the effectiveness of any releases or discharge under the Plan, Pacific Drillship Nigeria Limited ("**PDNL**") sells to Pacific Drilling Limited ("**PDL**") its 50.1% equity Interests in Pacific Bora Ltd. ("**Bora**") and Pacific Scirocco Ltd. ("**Scirocco**") in exchange for the cancellation of the intercompany notes issued by PDNL, as obligor, to PDL, as lender, totaling approximately $234,420,501.60 in principal and accrued interest (the "**PDNL Rig Transaction**").

   - As a result of the PDNL Rig Transaction, PDL will own 100% of the equity Interests in PBL and PSL which will hold the Bora and Scirocco Rigs.

5

Effective Date: Resulting Structure after the PDNL Rig Transaction

Pacific Drilling S.A.
PDL (Liberia)
Pacific Drilling Operations Ltd. (BVI)
Third-Party Entity (Nigeria)
49%
50%
Pacific International Drilling West Africa (Nigeria)
.1%
99.9%%
PDNL (BVI)
100%
PBL and PSL (Liberia)
Scirocco and Bora Rigs

6

Step 3

Effective Date: PDCL issues equity Interests in exchange for release of First Lien Notes Claims and Second Lien Notes Claims of PDSA

Before
Exchange of First Lien Notes Claims and Second Lien Notes Claims against PDSA
Pacific Drilling S.A. (Luxembourg)
X
First Lien and Second Lien Noteholders
Pacific Drilling Company LLC (Cayman)
Exchange of PDCL equity Interests
After
Pacific Drilling S.A. (Luxembourg)
First Lien and Second Lien Noteholders
Pacific Drilling Company LLC (Cayman)
Guaranty Claims
US and Foreign Subsidiaries

Steps:

3. On the Effective Date and immediately after Step 2, pursuant to the Plan, the following will be deemed to occur simultaneously:

   a. PDSA will transfer its wholly owned equity Interests in PDCL valued at approximately $[752] million[1] to the First Lien Noteholders and Second Lien Noteholders in exchange for approximately $[752] million of First Lien Notes Claims and Second Lien Notes Claims against PDSA.

      iii. The outstanding amounts of First Lien Notes Claims and Second Lien Notes Claims (i.e., approximately $383 million) not exchanged in Step 3 above will be released, cancelled, and/or otherwise discharged under the Plan pursuant to Step 4 and the guaranty claims will be released, cancelled, and/or otherwise discharged under to the Plan pursuant to Step 6 on the following slides.

   b. The new LLC agreement of Reorganized PDC (the "**LLC Agreement**") becomes effective to provide for the issuance of the new equity Interests in Reorganized PDC (i.e., New PDC Equity) and the New 2L Warrants as described in Step 4.

1 The $752 million assumes the midpoint estimation of the Debtors' equity value as reflected in the Debtors' Disclosure Statement.

7

Step 3 (c) (Continued)

Effective Date: Plan Distributions

First Lien Noteholders
Second Lien Noteholders
91.5%
8.5%
Issuance of New PDC Equity to Holders of First Lien Notes Claims
Issuance of New PDC Equity and New 2L warrants to Holders of Second Lien Notes Claims
Pacific Drilling Company LLC (Cayman)

Steps:

3. On the Effective Date and immediately after Step 2, pursuant to the Plan, the following will be deemed to occur simultaneously with the other items in Step 3:

8

Step 4

Effective Date: Reinstatement, Cancellation of Notes and Interests of PDSA, Transfer of Legal Title

PDSA shares to Reorganized PDC

non-Debtor Affiliate/Sole Owner
Legal Title
Economic Interests
Beneficial Interests in old equity discharged
Pacific Drilling S.A. (Luxembourg)

PDSA shares to Estate Representative

Estate Representative
Legal Title
Economic Interests
Beneficial Interests in old equity discharged
Dissolution of PDSA
Pacific Drilling S.A. (Luxembourg)

Steps:

4. On the Effective Date and immediately after Step 3, pursuant to the Plan, the following will be deemed to occur simultaneously:

(a) Reinstatement of Intercompany Interests.

(b) Discharge for PDSA of (i) outstanding First Lien Notes Claims and Second Lien Notes Claims; (ii) beneficial Interests in PDSA; and (iii) all other Claims, including General Unsecured Claims and Intercompany Claims against PDSA.

(c) At the Debtors' or Reorganized Debtors' election (with the consent of the Required Consenting First Lien Creditors), the Debtors or Reorganized Debtors shall transfer all Existing Lux Interests either to (i) the Estate Representative or (ii) a newly formed non-Debtor Affiliate (the "**Sole Owner**"). Upon the transfer of all Existing Lux Interests to the Estate Representative or Sole Owner, the following (without limitation) shall occur:

9

Step 5

Effective Date: The Exit Facility

First Lien Noteholders
Second Lien Noteholders
91.5%
8.5%
The Exit Facility
Pacific Drilling Company LLC (Cayman)

Steps:

5. On the Effective Date and immediately after Step 4, Reorganized PDC enters into a new senior secured delayed draw term loan credit facility in the aggregate principal amount of up to $80 million.

10

Step 6

Effective Date: Remaining Releases under the Plan

Released Parties	
Debtors	Reorganized Debtors
Non-Debtor Affiliates	Estates
Consenting Creditors	Backstop Parties
First Lien Notes Indenture Trustee	First Lien Notes Agent
Second Lien Notes Indenture Trustee	Second Lien Notes Agent
Estate Representative	the Designated Representative
with respect to the foregoing, each such entity's current and former affiliates, and such entities' and their current and former affiliates' current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such	

Steps:

6. On the Effective Date and immediately after Step 5, all remaining provisions of the Plan and Confirmation Order become effective, including without limitation all remaining release, exculpation, and discharge provisions, and the effectiveness of all employment agreement amendments pursuant to the terms of the Plan and Restructuring Support Agreement.

    a. Discharge for remaining Debtors (other than PDSA whose discharge occurs in Step 4) of (i) outstanding First Lien Notes Claims and Second Lien Notes Claims (including the guaranty claims with respect thereto); (ii) beneficial Interests in PDSA; and (iii) all other Claims, including General Unsecured Claims and Intercompany Claims other than those reinstated in Step 4(a), against the remaining Debtors.

11

Final Legal Entity Structure

Estate Representative
non-Debtor Affiliate/Sole Owner
Pacific Drilling S.A. (Luxembourg) Co. 1003
Pacific Drilling Company LLC (Cayman) Co. 1013*
Issuer of the Exit Facility
Pacific Drilling Holding (Gibraltar) Ltd (Gibraltar) Co. 1007
Pacific Drilling Manpower Sarl (Luxembourg) Co. 8009
Pacific Sharav Kft (Hungary) Co. 4004
Pacific Drilling Finance Sarl (Luxembourg) Co. 8011
Pacific Drillship Sarl (Luxembourg) Co. 4002
Pacific Drilling Ltd (Liberia) Co. 1001
Pacific Sharav Sarl (Luxembourg) Co. 2006
Pacific Drilling VII Ltd (BVI) Co. 2007
Pacific Drilling Administrator Limited (BVI) Co. 8007
Pacific Drilling Manpower, Inc. (U.S.) Co. 8010
Pacific Drilling V Ltd (BVI) Co. 2005
Pacific Drilling Inc. (US) Co. 3001
Pacific Scirocco Ltd (Liberia) Co. 2003
Pacific Bora Ltd. (Liberia) Co. 2001
Pacific Mistral Ltd. (Liberia) Co. 2002
Pacific Santa Ana Limited (BVI) Co. 4003
Pacific Drilling Operations Ltd (BVI) Co. 1002
Pacific Drilling Operations Inc. (US) Co. 3004
49%**
Pacific International Drilling West Africa Ltd. (Nigeria) Co. 3003
Pacific Drilling South America 1 Ltd (BVI) Co. 1011
Pacific Drilling South America 2 Ltd (BVI) Co. 1012
Pacific Drilling N.V. (Neth Antilles) Co. 1005
Pacific Deepwater Construction Ltd (BVI) Co. 8002
Pacific Drilling LLC (US) Co. 8012
Pacific Drilling International LLC (US) Co. 8006
Pacific Drilling Manpower Ltd. (BVI) Co. 8005
Pacific Drilling Ghana Limited (Ghana) Co. 1009
99.9%***
99.9%
.01%
99%****
90%*****
Pacific Drillship Nigeria Limited (BVI) Co. 1008
Pacific Drilling do Brasil Invetimentos Ltda (Brazil) Co. 8008
Pacific Drilling do Brasil Servicos de Perfuacao Ltda (Brazil) Co. 3002
Pacific Drilling Neth Cooperatif (Netherlands) Co. 4001
Pacific Drilling International Ltd (BVI) Co. 8004
Pacific Menergy Ghana Limited (Ghana) Co. 3005
99%****
Pacific Drillship Mexico, S. de R.L. de C.V (Mexico) Co. 3006

Legend

- Reorganized Debtor/Exit Facility Guarantor
- Rig Owning Entities
- Labor Entity
- Issuer
- Pending Election/ Dissolution

* As converted to an LLC under Cayman Law

** The remaining 51% is owned by Nigerian 3rd parties (Derotech).

*** The remaining 0.1% is owned by Pacific Drilling Limited

**** The remaining 1% is owned by Pacific Drilling Operations Limited

***** The remaining 10% is owned by Ghanian 3rd parties (Menergy).

Pacific Drilling

12

Exhibit 3

Notice of Confirmed Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
In re:	:	Chapter 11
:
PACIFIC DRILLING S.A., et al.,[1]	:	Case No. 20-35212 (DRJ)
:
	:	(Jointly Administered)
Debtors.	:
x

NOTICE OF ENTRY OF ORDER APPROVING DEBTORS’

DISCLOSURE STATEMENT AND CONFIRMING THE MODIFIED FIRST AMENDED

JOINT PLAN OF REORGANIZATION OF PACIFIC DRILLING S.A. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

Confirmation of Plan of Reorganization

PLEASE TAKE NOTICE that on October 30, 2020 (the “Petition Date”), the above captioned debtors and debtors in possession (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) with the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

PLEASE TAKE FURTHER NOTICE that an order (the “Combined Order”) confirming the Modified First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated November 5, 2020 (as amended, modified, or supplemented from time to time, the “Plan”) was entered by the Court on [•], 2020, at Docket Number [•].  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Combined Order, as applicable.

PLEASE TAKE FURTHER NOTICE that a copy of the Plan and the Combined Order may be obtained by contacting the Debtors’ Solicitation Agent, in writing, at Prime Clerk LLC (the “Solicitation Agent”), One Grand Central Place, 60 East 42nd Street, Suite 1440, New York, NY 10165.  The Plan and Combined Order are also available free of charge on the Debtors’ restructuring website located at http://cases.primeclerk.com/pacificdrilling2020.  The Plan and the

1The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s U.S. federal tax identification number, to the extent applicable, are: Pacific Drilling S.A. (5724), Pacific Bora Ltd. (9815), Pacific Drilling Operations Limited (9103), Pacific Drilling Operations, Inc. (4446), Pacific Drilling, Inc. (1524), Pacific Drilling, LLC (7655), Pacific Scirocco Ltd. (0073), Pacific Sharav S.À R.L. (2431), Pacific Drilling Holding (Gibraltar) Limited (3754), Pacific Drilling Company Limited (4275), Pacific Sharav Korlátolt Felelősségű Társaság (4898), Pacific Drillship Nigeria Limited (0281); Pacific Drilling Finance S.À R.L., Pacific Drilling Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship S.À R.L., Pacific Mistral Ltd., and Pacific Santa Ana Limited.

Combined Order can also be viewed on the Court’s website at www.txs.uscourts.gov.  You may also contact the Solicitation Agent at (877) 930-4314 (toll free) or (347) 897-4073 (international).

PLEASE TAKE FURTHER NOTICE that the Plan and the Combined Order, and their respective terms and provisions, are binding on the Debtors, the Reorganized Debtors, any Entity acquiring or receiving property or a distribution under the Plan, and any present or former Holder of a Claim against or Interest in the Debtors and their respective successors, assigns, and parties in interest, including all Governmental Units, whether or not the applicable Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept or reject the Plan (or abstained from voting on the Plan).

ALL PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE COURT
ARE AVAILABLE FOR INSPECTION ON THE COURT’S INTERNET SITE AT
WWW.TXS.USCOURTS.GOV AND AT NO COST FROM THE REORGANIZED
DEBTORS’ RESTRUCTURING WEBSITE:
HTTP://CASES.PRIMECLERK.COM/PACIFICDRILLING2020.

2

Dated: [ ● ]
Houston, Texas

Joseph E. Bain (TX Bar No. 24085187)		George A. Davis (admitted pro hac vice)
Cindy Muller (TX Bar No. 24059040)		Suzzanne Uhland (admitted pro hac vice)
Gabrielle A. Ramirez (TX Bar No. 24116937)		Adam S. Ravin (admitted pro hac vice)
JONES WALKER LLP		Christopher J. Kochman (admitted pro hac vice)
811 Main St, Suite 2900		LATHAM & WATKINS LLP
Houston, Texas 77002		885 Third Avenue
Telephone:	(713) 437-1800	New York, New York 10022
Facsimile:	(713) 437-1810	Telephone:	(212) 906-1200
Email:	jbain@joneswalker.com	Facsimile:	(212) 751-4864
	cmuller@joneswalker.com	Email:	george.davis@lw.com
	gramirez@joneswalker.com		suzzanne.uhland@lw.com
adam.ravin@lw.com
- and -			chris.kochman@lw.com

Elizabeth J. Futrell (SDTX No. 440752)		- and -
JONES WALKER LLP
201 St. Charles Avenue, 49th Floor		Asif Attarwala (admitted pro hac vice)
New Orleans, Louisiana 70170		LATHAM & WATKINS LLP
Telephone:	(504) 582-8368	330 North Wabash Avenue, Suite 2800
Facsimile:	(504) 589-8368	Chicago, Illinois 60611
Email:	efutrell@joneswalker.com	Telephone:	(312) 876-7700
		Facsimile:	(312) 993-9767
Co-Counsel to the Debtors and Debtors in Possession		Email:	asif.attarwala@lw.com

Co-Counsel to the Debtors and Debtors in Possession

3

Exhibit 4

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
In re:	:	Chapter 11
:
PACIFIC DRILLING S.A., et al.,[1]	:	Case No. 20-35212 (DRJ)
:
	:	(Jointly Administered)
Debtors.	:
x

NOTICE OF EFFECTIVE DATE OF THE MODIFIED FIRST AMENDED

JOINT PLAN OF REORGANIZATION OF PACIFIC DRILLING S.A. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [•], 2020, the United States Bankruptcy Court for the Southern District of Texas (the “Court”) entered the Findings of Fact, Conclusions of Law and Order Approving Debtors’ Disclosure Statement and Confirming the First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Combined Order”) [Docket No.[•]].  Among other things, the Combined Order confirmed the Modified First Amended Joint Plan of Reorganization of Pacific Drilling S.A. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated November 5, 2020 (as amended, modified, or supplemented from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing the above captioned debtors and debtors in possession (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan was substantially consummated, and the Effective Date (as defined in the Plan) occurred, on [•], 2020.

1The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s U.S. federal tax identification number, to the extent applicable, are: Pacific Drilling S.A. (5724), Pacific Bora Ltd. (9815), Pacific Drilling Operations Limited (9103), Pacific Drilling Operations, Inc. (4446), Pacific Drilling, Inc. (1524), Pacific Drilling, LLC (7655), Pacific Scirocco Ltd. (0073), Pacific Sharav S.À R.L. (2431), Pacific Drilling Holding (Gibraltar) Limited (3754), Pacific Drilling Company Limited (4275), Pacific Sharav Korlátolt Felelősségű Társaság (4898), Pacific Drillship Nigeria Limited (0281); Pacific Drilling Finance S.À R.L., Pacific Drilling Limited, Pacific Drilling V Limited, Pacific Drilling VII Limited, Pacific Drillship S.À R.L., Pacific Mistral Ltd., and Pacific Santa Ana Limited.

2Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Combined Order, as applicable.

PLEASE TAKE FURTHER NOTICE that (a) each Holder of an Other Secured Claim or Other Priority Claim contesting the amount of such claim(s) and (b) each Holder of an Administrative Claim seeking payment of such Claim(s) is required to file an original, written proof of claim (each a “Proof of Claim” and collectively, the “Proofs of Claim”), substantially conforming with the Official Form 410.3  All Proofs of Claim must be filed so that they are actually received on or before February 1, 2021, at 5:00 p.m. (prevailing Central Time) (the “Bar Date”).

PLEASE TAKE FURTHER NOTICE that any entity that is required, but fails, to file a Proof of Claim on or before the Bar Date shall be forever barred, estopped, and enjoined from asserting the underlying Other Secured Claim, Other Priority Claim, or Administrative Claim against the Debtors (or filing a Proof of Claim with respect thereto) and shall be precluded from receiving distributions from the Debtors on account of such a Claim in the Chapter 11 Cases.

PLEASE TAKE FURTHER NOTICE that any party in interest who wishes to continue to receive service of court filings must file a request for such notice with the Court under Bankruptcy Rule 2002.  Parties who previously filed such notices must file new notices if they wish to continue to receive service of court filings.

ALL PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE COURT
ARE AVAILABLE FOR INSPECTION ON THE COURT’S INTERNET SITE AT
WWW.TXS.USCOURTS.GOV AND AT NO COST FROM THE REORGANIZED
DEBTORS’ RESTRUCTURING WEBSITE: HTTP://CASES.PRIMECLERK.COM/PACIFICDRILLING2020.

3Copies of Official Form 410 may be obtained by visiting the website maintained by the Administrative Office of the U.S. Courts at: https://www.uscourts.gov/forms/bankruptcy-forms/proof-claim-0.

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Dated: [●], 2020
Houston, Texas

Joseph E. Bain (TX Bar No. 24085187)		George A. Davis (admitted pro hac vice)
Cindy Muller (TX Bar No. 24059040)		Suzzanne Uhland (admitted pro hac vice)
Gabrielle A. Ramirez (TX Bar No. 24116937)		Adam S. Ravin (admitted pro hac vice)
JONES WALKER LLP		Christopher J. Kochman (admitted pro hac vice)
811 Main St, Suite 2900		LATHAM & WATKINS LLP
Houston, Texas 77002		885 Third Avenue
Telephone:	(713) 437-1800	New York, New York 10022
Facsimile:	(713) 437-1810	Telephone:	(212) 906-1200
Email:	jbain@joneswalker.com	Facsimile:	(212) 751-4864
	cmuller@joneswalker.com	Email:	george.davis@lw.com
	gramirez@joneswalker.com		suzzanne.uhland@lw.com
adam.ravin@lw.com
- and -			chris.kochman@lw.com

Elizabeth J. Futrell (SDTX No. 440752)		- and -
JONES WALKER LLP
201 St. Charles Avenue, 49th Floor		Asif Attarwala (admitted pro hac vice)
New Orleans, Louisiana 70170		LATHAM & WATKINS LLP
Telephone:	(504) 582-8368	330 North Wabash Avenue, Suite 2800
Facsimile:	(504) 589-8368	Chicago, Illinois 60611
Email:	efutrell@joneswalker.com	Telephone:	(312) 876-7700
		Facsimile:	(312) 993-9767
Co-Counsel to the Debtors and Debtors in Possession		Email:	asif.attarwala@lw.com

Co-Counsel to the Debtors and Debtors in Possession

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